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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TREE.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

11115 Rushmore Drive, Charlotte, North Carolina 28277

Dear Stockholder:

        You are invited to attend the 2011 Annual Meeting of Stockholders of Tree.com, Inc., which will be held on Wednesday, June 8, 2011, 11:00 a.m., local time, at Tree.com's corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. At the Annual Meeting, stockholders will be asked to vote on four proposals, which are described in detail in the notice of meeting on the following page and the accompanying Proxy Statement.

        We will be using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 28, 2011, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2010 Annual Report to Stockholders and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you request paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided. See "How Do I Vote?" in the Proxy Statement for more details. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Douglas Lebda Chairman and Chief Executive Officer

11115 Rushmore Drive, Charlotte, North Carolina 28277

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        Tree.com, Inc. ("Tree.com" or the "Company") is providing this Proxy Statement to holders of our common stock in connection with the solicitation of proxies by our Board of Directors for use at the 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 8, 2011, at 11:00 a.m., local time, at our corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. At the Annual Meeting, stockholders will be asked:

  1.
  to elect seven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  2.
  to consider and provide an advisory (non-binding) "Say on Pay" vote on the compensation of our named executive officers, as described in the accompanying Proxy Statement;

  3.
  to consider and provide an advisory (non-binding) "Say on Frequency" vote on how frequently (i.e., every one, two or three years) you prefer that we conduct an advisory vote of stockholders on the compensation of our named executive officers;

  4.
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year; and

  5.
  to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        Our Board of Directors has set April 11, 2011 as the record date for the Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be held on June 8, 2011.

        Copies of the Proxy Statement and of our annual report for the fiscal year ended December 31, 2010 are available by visiting the following website: http://bnymellon.mobular.net/bnymellon/tree.

By Order Of The Board Of Directors,

Douglas Lebda Chairman and Chief Executive Officer

April 28, 2011

 PROXY STATEMENT

i

ii

 PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

        We are providing these proxy materials in connection with Tree.com's 2011 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials, this Proxy Statement, any accompanying proxy card or voting instruction card and our 2010 Annual Report to Stockholders were first made available to stockholders on or about April 28, 2011. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of Tree.com common stock at the close of business on April 11, 2011, the record date for the Annual Meeting established by our Board of Directors (the "Board"), are entitled to receive notice of the Annual Meeting, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and form of proxy are first expected to be made available to stockholders on or about April 28, 2011.

  As of the close of business on the record date, there were 10,988,799 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:
The United States Securities and Exchange Commission (the "SEC") approved "Notice and Access" rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this Proxy Statement and our 2010 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Q:
Can I vote my shares by filling out and returning the Notice of Internet Availability?

A.
No. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it.

  The Notice of Internet Availability provides instructions on how to vote by Internet or telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in "street name."

  You may examine a list of the stockholders of record as of the close of business on April 11, 2011 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. This list will also be made available at the Annual Meeting.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive the Notice of Internet Availability or these proxy materials from BNY Mellon Shareowner Services for all Tree.com shares that you hold directly. If you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Notice of Internet Availability or these proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares. If you are a stockholder of record and hold additional Tree.com shares in street name, you will receive the Notice of Internet Availability or these proxy materials from BNY Mellon Shareowner Services and the third party or parties through which your shares are held. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the Annual Meeting constitutes a quorum. Shares of our common stock are counted as present at the Annual Meeting for purposes of determining whether there is a quorum, if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf at the Annual Meeting, without regard to whether the proxy is marked as casting a vote or abstaining.

  Abstaining votes and broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In a vote on the other proposals to be considered at the Annual Meeting, an abstaining vote will have the same effect as a vote against the proposals, but a broker non-vote will not be included in the tabulation of the voting results and therefore will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.

Q:
What matters will the stockholders vote on at the Annual Meeting?

  The stockholders will vote on the following proposals:

  •
  Proposal 1—to elect seven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  •
  Proposal 2—to consider and provide an advisory (non-binding) "Say on Pay" vote on the compensation of our named executive officers, as described in this Proxy Statement;

  •
  Proposal 3—to consider and provide an advisory (non-binding) "Say on Frequency" vote on how frequently (i.e., every one, two or three years) you prefer that we conduct an advisory vote of stockholders on the compensation of our named executive officers;

  •
  Proposal 4—to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year; and

  •
  to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to the Board of Directors?

A:
In the vote on the election of director nominees, you may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of Peter Horan, W. Mac Lackey, Douglas Lebda, Joseph Levin, Patrick McCrory, Lance Melber and Steven Ozonian as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of our common stock.

  The Board recommends that stockholders vote FOR the election of each of its nominees for director named above.

Q:
What are my voting choices when participating in the advisory "Say on Pay" vote on the approval of compensation of the Company's named executive officers?

A.
In the advisory Say on Pay vote on the approval of compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis ("CD&A") and tabular disclosures contained in this Proxy Statement, you may vote in favor of approval, vote against approval or abstain from voting.

  The approval of the advisory Say on Pay proposal requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our common stock. Since the required vote is advisory, the result of the vote is not binding upon the Board or its Compensation Committee. However, we value the opinions of our stockholders, and we will consider the outcome of the vote when determining future executive compensation arrangements.

  The Board recommends that the stockholders vote FOR the approval of compensation of the Company's named executive officers.

Q:
What are my voting choices when participating in the advisory "Say on Frequency" vote on the frequency of the advisory vote on approval of compensation of the Company's named executive officers?

A.
In the advisory Say on Frequency vote, you may vote in favor of an advisory vote every one year, every two years, every three years or abstain from voting.

  The option, if any, that receives the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our common stock will be the frequency for the advisory Say on Frequency vote that has been selected by our stockholders. Since the required vote is advisory, the result of the vote is not binding upon the Board. However, we value the opinions of our stockholders, and we will consider the outcome of the vote when determining the frequency of future advisory votes on approval of our executive compensation arrangements.

  The Board recommends that the stockholders vote FOR a frequency of every THREE years.

Q:
What are my voting choices when voting on the ratification of the appointment of Deloitte & Touche LLP as Tree.com's independent registered public accounting firm and what votes are required to ratify such appointment?

A.
In the vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, you may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our common stock.

  The Board recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of the filing of this Proxy Statement, we are not aware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

  If other matters are properly presented at the Annual Meeting for consideration, our two officers who have been designated as proxies for the Annual Meeting, James Ipock and Erin Eklund, will have the discretion to vote on those matters for stockholders who have returned their proxy.

Q:
If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:
If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other nominee. If your bank, broker or nominee holds your shares in its name and you do not instruct them how to vote, they will have discretion to vote your shares on routine matters, including the ratification of the selection of the Company's independent public accounting firm (Proposal 4). However, they will not have discretion to vote on non-routine matters without direction from you, including the election of directors (Proposal 1), the advisory Say on Pay vote (Proposal 2) and the advisory Say on Frequency vote (Proposal 3). Accordingly, broker non-votes will not occur at the Annual Meeting in connection with Proposal 4. Broker non-votes may occur in connection with Proposals 1, 2 and 3 at the Annual Meeting; however, broker non-votes will have no effect on the outcome of those proposals.

Q:
What happens if I abstain?

A:
Abstentions are counted for purposes of determining whether there is a quorum and, with respect to all proposals other than the election of directors (Proposal 1), will have the same effect as a vote against the proposal.

Q:
Can I change my vote?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
delivering to BNY Mellon Shareowner Services a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

•
submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting; or

•
attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  You should send any written notice or a new proxy card to Tree.com c/o BNY Mellon Shareowner Services at the following address: BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling BNY Mellon Shareowner Services, Proxy Processing at 1-877-296-3711 (toll-free).

Q:
What if I do not specify a choice for a proposal when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees named in the Proxy Statement, approval of the advisory Say on Pay vote on compensation of our named executive officers, approval of the advisory Say on Frequency vote on executive compensation every THREE years and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

Q:
How are proxies solicited and what is the cost?

A:
We will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Notice of Internet Availability, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the Proxy Statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about how to cast your vote for the Annual Meeting or would like copies of any of the documents referred to in this Proxy Statement, you should call BNY Mellon Shareowner Services, Proxy Processing at 1-877-296-3711 (toll-free).

 HOW DO I VOTE?

        Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 7, 2011.

Vote on the Internet

        If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you request printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

        You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote by Mail

        If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Tree.com c/o BNY Mellon Shareowner Services in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Tree.com c/o BNY Mellon Shareowner Services at the following address: BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250. Please allow sufficient time for mailing if you decide to vote by mail.

Vote at the Annual Meeting

        The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

        Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this Proxy Statement. If you submit a proxy by telephone or via the Internet you should not return your proxy card. If you hold your shares through a bank, broker or other nominee follow the voting instructions you receive from your bank, broker or other nominee.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

        At the upcoming Annual Meeting, a board of seven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The Board recommends that stockholders vote FOR the election of each of the following persons (the "Nominees"):

 PETER HORAN, W. MAC LACKEY, DOUGLAS LEBDA, JOSEPH LEVIN,
PATRICK MCCRORY, LANCE MELBER, STEVEN OZONIAN

Information Concerning Director Nominees

        Background information about the Nominees, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the Nominee should serve on the Board, is set forth below.

        Peter Horan, age 56, has served as a member of our Board of Directors since August 2008. Mr. Horan has also previously served as a member of our Audit Committee. Mr. Horan is currently Executive Chairman of Halogen Media Group. He previously served as Chairman of Goodmail Systems, Inc. from February 2010 to February 2011 and served as Chief Executive Officer of that company from May 2008 until February 2010. Prior to that, Mr. Horan served as Chief Executive Officer of IAC/InterActiveCorp ("IAC") Media & Advertising from January 2007 to June 2008. Mr. Horan also served as Chief Executive Officer of AllBusiness.com, Inc., About.com, Inc. and DevX.com, Inc. Additionally, Mr. Horan served in senior management roles at International Data Group and Computerworld. Prior to that, Mr. Horan spent more than 15 years in senior account management roles at leading advertising agencies, including BBDO and Ogilvy & Mather. Mr. Horan is also a member of the Board of Directors of Merchant Circle, a private company.

        Mr. Horan brings to the Board his diverse executive and management experience as well as a significant knowledge of the Internet media and advertising industries. He also provides the Board with financial reporting expertise and a unique perspective from his experience in account management positions in the advertising industry.

        W. Mac Lackey, age 40, has served as a member of our Board of Directors since October 2008. Mr. Lackey is also Chair of our Audit Committee and a member of our Compensation Committee. Mr. Lackey has served as a Founder and Managing Director of BlackHawk Capital Management, LLC since June 2007 and as a Founder of Mountain Khakis, LLC since September 2003. Mr. Lackey previously served as Chief Executive Officer and Chairman of the Board of ettain group, Inc. Prior to that, Mr. Lackey served as President and Chief Executive Officer of TeamTalk Media Group, PLC's North American Operations. Before holding such positions, Mr. Lackey co-founded The Internetsoccer Network and co-founded and operated inTouch Interactive.

        Mr. Lackey's extensive business, managerial, executive and leadership experience in a variety of industries including Internet companies particularly qualifies him for service on the Board. He also brings a valuable entrepreneurial perspective from his experience as the founder of several businesses.

        Douglas Lebda, age 41, is our Chairman, Chief Executive Officer and a member of our Board of Directors and has served in such capacities since January 2008. Previously, Mr. Lebda served as President and Chief Operating Officer of IAC from January 2006 to August 2008, when the Company was spun-off from IAC. Prior to that, Mr. Lebda served in roles as Chief Executive Officer, President and Chairman of the Board of LendingTree, LLC, which he founded in June 1996. Before founding LendingTree, Mr. Lebda worked as an auditor and consultant for PriceWaterhouseCoopers. Mr. Lebda is a member of the Board of Directors of Eastman Kodak.

        Mr. Lebda, the founder of LendingTree, LLC, provides the Board with a vital understanding and appreciation of the Company's business and history. His experience as Chief Operating Officer of IAC, a large conglomerate of Internet companies, as well as his financial and accounting expertise, also qualify him to serve on the Board. Mr. Lebda also brings to the Board a valuable understanding of the role played by directors of publicly-held companies due to his service on the board of Eastman Kodak.

        Joseph Levin, age 31, has served as a member of our Board of Directors since August 2008. Mr. Levin is also a member of our Audit Committee. Mr. Levin has served as Chief Executive Officer of Mindspark Interactive Network, a subsidiary of IAC, since November 2009. Previously Mr. Levin served as Senior Vice President, Mergers & Acquisitions and Finance for IAC from December 2007 to November 2009. Since joining IAC in 2003, Mr. Levin has worked in various capacities including Strategic Planning, M&A and Finance. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse). Mr. Levin is a member of the Boards of Directors of The Active Network and Merchant Circle, both private companies.

        Mr. Levin's background in mergers and acquisitions in the technology industry provides the Board with a valuable perspective. He also brings to the Board his strategic planning and finance experience. Mr. Levin's service on the board of directors of an online community marketing company provides him with relevant business expertise.

        Patrick McCrory, age 54, has served as a member of our Board of Directors since January 2009. Mr. McCrory is also a member of our Audit, Compensation and Nominating Committees. Mr. McCrory is a partner of McCrory & Company, a sales consulting company and, since January 2010, has served as Senior Director of Strategic Initiatives at Moore & Van Allen PLLC, a law firm. Previously, Mr. McCrory served as Mayor of Charlotte, North Carolina from 1995 until 2009. Mr. McCrory has had an extensive private sector career serving 29 years with Duke Energy Corporation in various management positions. Mr. McCrory is a member of the Board of Directors of Kewaunee Scientific Group.

        Mr. McCrory brings to the Board his proven leadership and managerial capabilities. He also provides the Board with a deep knowledge of governmental affairs acquired through his background in government.

        Lance Melber, age 48, has served as a member of our Board of Directors since August 2008. Mr. Melber is also a member of our Nominating Committee and Chair of the Compensation Committee. Mr. Melber served as Executive Vice President and a Director of Archer Technologies, a software company, from August 2008 to January 2010. Mr. Melber served as President of Capital One Home Loans from early 2005 until March 2008. Prior to that, Mr. Melber founded eSmartloan.com and served as its Chief Executive Officer from 2001 until it was acquired by Capital One in early 2005. Prior to founding eSmartloan.com, Mr. Melber served as the Managing Director of Oneloan.com working for First Horizon National Corp.

        Mr. Melber is qualified for service on the Board because of his valuable mortgage industry expertise. He also provides an entrepreneurial perspective acquired through his experience as founder of an internet lender as well as extensive business, managerial and executive experience.

        Steven Ozonian, age 55, previously served as a member of our Board of Directors from August 2008 to November 2010. He resigned from the Board effective November 1, 2010 to join the Company as Chief Executive Officer of our proprietary full service real estate brokerage business known as RealEstate.com, REALTORS®. On March 15, 2011, the Company announced that it had finalized a plan to close all of the field offices of RealEstate.com and, on March 31, 2011, Mr. Ozonian resigned from his position as Chief Executive Officer of the division. Prior to his employment at the Company, Mr. Ozonian served as the Executive Chairman of Global Mobility Solutions from 2005 to 2010. Mr. Ozonian has held other high level positions in the homeownership industry including Chairman and CEO of Prudential's real estate and related businesses, CEO of Realtor.com and National Homeownership Executive for Bank of America.

        Mr. Ozonian provides the Board with valuable real estate industry and mergers and acquisitions expertise. He has significant executive experience and a deep understanding of the functions of a board of directors acquired through service as chairman of other corporations.

        All Nominees have been recommended by the Nominating Committee. Except for Mr. Ozonian, all Nominees are current directors standing for re-election. As a former director and executive officer of the Company, Mr. Ozonian was identified as a director candidate by the Nominating Committee.

Corporate Governance

        Director Independence.    Under the Listing Rules of the NASDAQ Stock Market, the Board has a responsibility to make an affirmative determination that those members of the Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the Listing Rules of the NASDAQ Stock Market.

        The Board has determined that each of Messrs. Lackey, McCrory and Melber are independent directors within the meaning of the applicable NASDAQ standards. In addition, the Board determined that Mr. Horan will become independent shortly prior to the date of the Annual Meeting. Mr. Horan has not previously been deemed independent because he served as an executive officer of IAC prior to our August 2008 spin-off from IAC. Mr. Horan's employment with IAC ceased on June 7, 2008. The Board determined that Mr. Horan will become eligible to serve as an independent director of the Board after June 7, 2011 because a sufficient period of time will have elapsed since the termination of his employment as an executive officer of IAC to satisfy the independence requirements under the NASDAQ listing standards.

        When assessing Mr. McCrory's independence, the Board considered the fact that Mr. McCrory's employer was engaged to provide legal and consulting services to the Company in early 2011. The Board determined that these services did not have an impact on Mr. McCrory's independence, due to various factors, including Mr. McCrory's position at the service provider and the dollar value of the legal and consulting services to be provided.

        Director Nominations.    Our Nominating Committee considers and recommends to our Board candidates for election to the Board and nominees for committee memberships and committee chairs. Each member of the Nominating Committee participates in the review and discussion of director candidates. In addition, directors who are not on the Nominating Committee may meet with and evaluate the suitability of candidates. The full Board makes final determinations on director nominees.

        The Board does not have specific requirements for eligibility to serve as a director of Tree.com. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with ours, whether the candidate's experience and expertise would be beneficial to the Board in rendering its service to us, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of our stockholders.

        In evaluating director candidates, the Chair of the Nominating Committee and other committee members may conduct interviews with certain candidates and make recommendations to the committee. Other members of the Board may also conduct interviews with director candidates upon request, and the Nominating Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates. Although the Board does not have a specific policy with respect to diversity, the Nominating Committee considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board's overall effectiveness.

        In identifying potential director candidates, the Nominating Committee seeks input from other members of the Board and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Nominating Committee. The Nominating Committee will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders so long as such recommendations are submitted in accordance with the procedures described below under "Stockholder Recommendations of Director Candidates."

        Stockholder Recommendations of Director Candidates.    The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically it has not received such recommendations. However, the Board will consider such recommendations. Stockholders who wish to make such a recommendation should send the recommendation to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

The Board and Board Committees

        The Board.    The Board met seven times during 2010. During 2010, all the incumbent directors attended more than 75% of the meetings of the Board and the committees of the Board committees on which they served, except Mr. Horan who attended 70% of such meetings. Directors are not required to attend annual meetings of our stockholders.

        Board Committees.    The following table sets forth the current members of the Audit Committee, the Compensation Committee and the Nominating Committee:

Director Name	Audit Committee(1)	Compensation Committee	Nominating Committee(2)
W. Mac Lackey	X	X
Joseph Levin	X
Patrick McCrory	X	X	X
Lance Melber		X	X

(1)
Mr. Horan served on the Audit Committee until July 2010, at which time he was replaced by Mr. Levin. Mr. Ozonian served on the Audit Committee until his resignation from the Board in November 2010, at which time he was replaced by Mr. McCrory.

(2)
Mr. Ozonian served on the Nominating Committee until his resignation from the Board in November 2010.

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our internal audit function and independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met five times during 2010. The formal report of the Audit Committee is set forth on page 13.

        Mr. Lackey and Mr. McCrory are independent directors within the meaning of the applicable NASDAQ listing standards. Mr. Levin is not an independent director. NASDAQ Rule 5605(c)(2)(B) permits the Company to appoint one non-independent director to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the non-independent director is in the best interests of the Company and its stockholders. The Board believes that Mr. Levin's expertise in financial reporting gained through his experience as Chief Executive Officer of Mindspark Interactive Network (a subsidiary of IAC) and previous other roles involving strategic planning, mergers and acquisitions and finance enable him to be a valuable asset to the Audit Committee. As a result, the Board has determined that Mr. Levin's service on the Audit Committee is in the best interests of the Company and our stockholders.

        The Board has determined that Mr. Levin is an "audit committee financial expert," as such term is defined in applicable SEC rules.

        Compensation Committee.    The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Compensation Committee is responsible for discharging the Board's responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. For additional information on our processes and procedures for the consideration and determination of executive and director compensation and the roles of the Compensation Committee, see the discussion under the sections of this Proxy Statement captioned "Compensation Discussion and Analysis" and "Director Compensation" beginning on pages 18 and 43, respectively.

        All of the members of the committee are independent directors within the meaning of the applicable NASDAQ listing standards. The Compensation Committee met five times during 2010. The formal report of the Compensation Committee is set forth on page 28.

        Nominating Committee.    The Nominating Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Nominating Committee's functions include identifying, evaluating and recommending candidates for election to the Board. Additionally, the Nominating Committee is responsible for recommending compensation arrangements for non-employee directors. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ listing standards. The Nominating Committee met four times during 2010.

        Board Leadership Structure.    Mr. Lebda serves as our CEO and Chairman of the Board of Directors. Mr. Lebda is the founder of the Company and has served as our CEO and Chairman of the Board since our August 2008 spin-off from IAC. The Board believes that it is important to have a unified leadership vision which Mr. Lebda is uniquely positioned to provide. The Board also believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. The Board does not currently have a designated lead independent director. The Board believes that the appointment of a designated lead independent director is not necessary at this time because of the Company's small size and because the independent directors play an active role in Board matters.

        Board Role in Risk Oversight.    The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities and receives a report on Sarbanes-Oxley compliance on at least an annual basis.

        While the Board is ultimately responsible for risk oversight, committees of the Board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Board and the Audit Committee regularly discuss with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for our directors and executive officers, and corporate governance.

Stockholder Communications with the Board

        Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

        All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

  •
  do not relate to the business or affairs of our Company or the functioning or constitution of the Board or any of its committees;

  •
  relate to routine or insignificant matters that do not warrant the attention of the Board;

  •
  are advertisements or other commercial solicitations;

  •
  are frivolous or offensive; or

  •
  are otherwise not appropriate for delivery to directors.

 AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of Tree.com's financial statements, (2) the effectiveness of Tree.com's internal control over financial reporting, (3) the qualifications and independence of Tree.com's independent registered public accounting firm, (4) the performance of Tree.com's internal audit function and independent registered public accounting firm and (5) Tree.com's compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Tree.com's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and Tree.com's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Tree.com for the fiscal year ended December 31, 2010 with management and Deloitte & Touche LLP, Tree.com's independent registered public accounting firm for the 2010 fiscal year.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T and No. 114, "The Auditor's Communication With Those Charged With Governance." In addition, the Audit Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Tree.com and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Tree.com for the fiscal year ended December 31, 2010 be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee

W. Mac Lackey (Chair)
Joseph Levin
Patrick McCrory

 Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP as our principal accountant for the year ended December 31, 2009.

Fee Category	2009
Audit Fees(1)	$503,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees(2)	7,000

Total	$510,000

(1)
Audit Fees includes fees associated with the annual audit of our consolidated financial statements, regulatory audits, the review of our periodic reports, accounting consultations, the review of SEC registration statements and consents and other services related to SEC matters. Regulatory audits include audits performed for certain of our businesses in the United States, which audits are required by federal or state regulatory authorities.

(2)
All Other Fees includes fees associated with work paper review work that was done outside of the annual audit of our consolidated financial statements.

        The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP as our principal accountant for the year ended December 31, 2010.

Fee Category	2010
Audit Fees(1)	$549,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$549,000

(1)
Audit Fees includes fees associated with the annual audit of our consolidated financial statements, regulatory audits, the review of our periodic reports, accounting consultations, the review of SEC registration statements and consents and other services related to SEC matters. Regulatory audits include audits performed for certain of our businesses in the United States, which audits are required by federal or state regulatory authorities.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee's current practice is to pre-approve all audit and all non-audit services to be provided to the Company by its independent public accounting firm.

Presence of Deloitte and Touche LLP at the Annual Meeting

        Representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

 INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about our executive officers who are not nominees for election as directors is set forth below.

        Greg Hanson, age 42, is the Chief Operating Officer and General Manager of Tree.com and has served in such capacity since November 2010. Mr. Hanson is also the interim General Manager of RealEstate.com and has served in such capacity since March 2011. Mr. Hanson was previously the Senior Vice President and General Manager of Tree.com and RealEstate.com. Before joining the Company in February 2006, Mr. Hanson was the CEO of GuildQuality, a company providing customer feedback analytics to home builders. Prior to this, Mr. Hanson served as CEO for Bullhorn, the leading on-demand solution for staffing companies.

        David Norris, age 46, is the President of LendingTree Loans, and has served in such capacity since June 2008. Mr. Norris previously served as Senior Vice President of LendingTree Loans and LendingTree, LLC, with responsibility for several areas, including Business Planning & Intelligence, Project Management, Call Center, Customer Experience, Six Sigma, and Sales Training. Mr. Norris joined LendingTree in September 2006 as Vice President of Corporate Quality. Prior to joining LendingTree, Mr. Norris served as Vice President of Service and Solutions for Toshiba America's Digital Products Division where he was responsible for delivering customer solutions and all post-sale product support. Within Toshiba, Mr. Norris also served as Vice President of Management Innovation.

        Christopher Hayek, age 42, is our Senior Vice President and Chief Accounting Officer. He has served in such capacity since May 2010. Prior to that date, Mr. Hayek had served as our Vice President and Corporate Controller since joining the Company in August 2005. Prior to joining the Company, Mr. Hayek served as Vice President of Finance at Wachovia Bank and as a Senior Manager at McGladrey & Pullen, LLP. Mr. Hayek is a certified public accountant.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

        Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires that the Company seek an advisory (non-binding) vote from its stockholders ("Say On Pay") to approve the compensation of its executive officers, as disclosed in the CD&A and tabular disclosures contained later in this Proxy Statement.

        As discussed under the heading "Compensation Discussion and Analysis," the Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders. See our CD&A beginning on page 18 for additional information on our executive compensation programs.

Proposal

        The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Company's 2011 Proxy Statement."

        The Compensation Committee believes that the executive compensation for the 2010 fiscal year is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach.

Effect of Vote

        Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, we value stockholders' opinions, and we will consider the outcome of the Say on Pay vote when determining future executive compensation arrangements.

        The Board recommends that stockholders approve the compensation of our named executive officers by voting FOR the above proposal.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF ADVISORY COMPENSATION VOTE

Background

        The Dodd-Frank Act requires the Company to propose an advisory (non-binding) vote of its stockholders on the frequency of holding an advisory Say On Pay vote regarding the compensation of named executive officers ("Say on Frequency").

        The Board is committed to best practices in corporate governance and recognizes the significant interest of stockholders in executive compensation matters. As part of that commitment, the Board believes that providing to the Company's stockholders an advisory (non-binding) Say on Pay vote once every three years affords the stockholders valuable access and input which the Compensation Committee will consider in setting compensation of our named executive officers.

        The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders. See our CD&A beginning on page 18 for additional information on our executive compensation programs. The Board believes a three-year vote cycle will balance the interest of stockholders in providing regular input on executive compensation and the interest of the Board and the stockholders in allowing sufficient time to evaluate the long-term effectiveness of the Company's executive compensation philosophy, policies and practices, which would facilitate more meaningful dialogue with stockholders regarding the Company's executive compensation practices.

Proposal

        The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on the appropriate frequency (every one, two or three year(s), or abstain) of conducting an advisory Say On Pay stockholder vote on our executive compensation by voting for one of the following options:

    "RESOLVED, that the stockholders approve, on an advisory basis, that the Company conduct an advisory vote on the compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the Company's proxy statement for the relevant year, every:

          [SELECT ONLY ONE OPTION BELOW]

    ☐
    One year;

    ☐
    Two years;

    ☐
    Three years; or

    ☐
    Abstain"

        The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board's recommendation.

Effect of Vote

        Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, we value stockholders' opinions and we will consider the outcome of the Say on Frequency vote.

        The Board recommends that stockholders vote FOR a frequency of "THREE YEARS".

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

        Deloitte & Touche LLP was initially engaged on March 19, 2009 as our independent registered public accounting firm for the fiscal year ended December 31, 2009 following completion of a competitive process to select a firm conducted by the Audit Committee. As a result of this process, the Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm on March 19, 2009, following the completion of its audits for fiscal year 2008.

        Ernst & Young LLP's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP's audit report for the fiscal years ended December 31, 2008 and December 31, 2007 included an explanatory paragraph related to the Company's adoption of Statements of Financial Accounting Standards No. 157 and 159. During the fiscal years ended December 31, 2008 and December 31, 2007, and through March 19, 2009, there were: (1) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of Tree.com common stock. If stockholders fail to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2011, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

        One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

        The Board recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion & Analysis ("CD&A") outlines the Company's executive compensation philosophy, objectives and processes. It explains how the Compensation Committee (the "Committee") makes executive compensation decisions, the data used in its deliberations and the reasoning behind the decisions that are made.

        In 2010, the Committee continued its traditional activities of reviewing executive compensation and appropriately rewarding its senior management team with adequate salary and incentive compensation tailored to motivate its key executives. One particular feature of the Committee's activity in this area was the designing and implementation of unique restricted stock agreements that provide executives of key business segments with the opportunity to share in the increase in value of the businesses for which they are chiefly responsible.

        Additionally, the Committee conducted an extensive review of its executive employment and other agreements in 2010. This review focused on ensuring the Company provided appropriate severance and change in control protections necessary to retain and adequately compensate its senior leadership. The Committee also made certain other changes to its executive agreements to reflect the passage of time from the Company's spin-off from IAC/Interactive Corp. Finally, the Committee negotiated with certain departing executives to provide appropriate levels of severance compensation in connection with a restructuring of the Company's senior management.

        Following this CD&A are tables detailing the compensation of our Named Executive Officers ("executive officers") along with descriptions and other narrative explaining the information in the tables. Our executive officers are our CEO, Doug Lebda, our principal financial officer, Chris Hayek, President of LendingTree Loans, David Norris, Senior Vice President, Greg Hanson, the former CEO of our Real Estate division, Steve Ozonian, and our former principal financial officer, Matt Packey.

        Following the tables, we present the potential compensation executive officers would receive if they had been terminated on December 31, 2010.

Compensation Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.

        Although we are a publicly traded company, we attempt to foster an entrepreneurial culture and environment, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain executive officers, as well as other key employees who may become executive officers at a later time, we compete not only with other public companies similar to us, and in many cases much larger than us, but also earlier stage companies and companies funded by private equity and venture capital firms. We structure our compensation programs so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and equity ownership.

        When establishing a compensation package for a given executive, we follow a flexible approach and make decisions based on a host of factors particular to a given executive's situation, including our evaluation of the executive's abilities and historic and anticipated future contributions, our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.

        We believe our compensation programs for executive officers, which includes a combination of subjective determinations regarding individual compensation levels and short-term performance and objective measures of long-term corporate results, puts a substantial amount of compensation at risk, rewards both individual and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company, and aligns the interests of our key executives with the interests of our owners.

Roles and Responsibilities

        The Committee has primary responsibility for establishing the compensation of the Company's executive officers. The Committee frequently requests the Chief Executive Officer to be present at Committee meetings where executive compensation and Company performance are discussed and evaluated. Our Chief Executive Officer discusses with the Committee and makes recommendations regarding the performance levels to fund the annual bonus pool, specific recommendations regarding executive officer salary adjustments, bonus payouts and equity awards. While the Chief Executive Officer provides insight, suggestions and recommendations regarding executive compensation, only independent Committee members are allowed to vote on decisions made regarding executive compensation.

        The Committee meets with the Chief Executive Officer to discuss his own compensation package, but ultimately, decisions regarding his compensation are made by the Committee, meeting in executive session, solely based upon the Committee's deliberations. Decisions regarding other executive officers are made by the Committee after considering recommendations from the Chief Executive Officer.

        In making its determinations with respect to executive compensation, the Committee is supported by the Company's Senior Vice President of Human Resources. In addition, the Committee engaged the services of a compensation consultant. In 2010, the Committee retained the services of Pearl Meyer & Partners ("PM&P"). During 2010, PM&P assisted the Committee with several projects including monitoring trends in executive and non-employee director compensation and assisting in the preparation of this Compensation Discussion and Analysis.

        The Compensation Committee retains PM&P directly, although in carrying out assignments PM&P also interacts with Company management when necessary and appropriate. Specifically, the Senior Vice President of Human Resources interacts with the consultants in order to provide compensation and performance data for the executive officers and the Company. In addition, PM&P may, in its discretion, seek input and feedback from the Chief Executive Officer and principal financial officer regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm its alignment with the Company's business strategy, determine what additional data may need to be gathered, or identify other issues, if any, prior to presentation to the Compensation Committee. PM&P reports directly to the Compensation Committee and does not provide any services to the Company other than the services provided to the Compensation Committee.

Compensation Benchmarking and Survey Data

        The Company did not benchmark compensation in 2010. The Company participates in the Radford Executive Survey. We used this survey to ensure that the compensation packages are reasonable and that total compensation is not an outlier (generally defined as less than the 25th percentile or greater than the 75th percentile). Based on this definition, the compensation packages for our executive officers are reasonable.

        The Committee did not use the survey data to target the amount of the executive officers' salaries, annual incentive opportunities or equity-based compensation at any specific level relative to that for comparable executive officers of particular companies. Instead, the Committee considered this information along with other information, such as the executive officer's experience, past performance and job responsibilities, to determine their salary, annual incentives and equity-based incentive compensation for the year.

 Compensation Elements

        Compensation packages for our executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and other benefits. Prior to making specific decisions related to any particular element of compensation, we determine which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective and made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

  Salary

        The Company typically negotiates a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the executive's location, salary levels of other executives within the Company, salary levels available to the individual in alternative opportunities and the extent to which the Company desires to secure the executive's services.

  Annual Bonus

        The Company's bonus program is designed to reward performance on an annual basis based on Company, business unit and individual performance measured against performance metrics set by the Compensation Committee. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive's total compensation, the bonus program provides an important incentive tool to achieve the Company's annual objectives.

  Equity

        We believe that ownership shapes behavior, and that by providing a meaningful portion of an executive officer's compensation in stock, the executive's incentives are aligned with stockholder interests in a manner that drives better performance over time.

        Accordingly, shares of restricted stock and restricted stock units are an important component of our executive compensation program as they provide an equity vehicle that has ongoing value that relates to Company performance. In addition, restricted stock and restricted stock units serve as an important employee retention tool because they vest over a multi-year period subject to continued service by the recipient.

2010 Compensation Actions

        Effective May 28, 2010, Mr. Packey, our former principal financial officer, resigned and Mr. Hayek was appointed Senior Vice President and Chief Accounting Officer and became our principal financial officer. Mr. Hayek's compensation was adjusted to reflect this promotion.

        On November 1, 2010, Mr. Steve Ozonian was appointed Chief Executive Officer of the Real Estate division and became an executive officer. As discussed in greater detail below, Mr. Ozonian's employment with the Company terminated effective March 31, 2011.

        In June of 2010, the Committee adjusted the compensation of certain key employees at LendingTree Loans to reflect the increasingly competitive marketplace and a need to retain key employees. A number of employees had been hired away by key competitors. In order to make compensation more competitive and provide additional retention, the Committee increased the salary, annual bonus opportunity and made equity awards to certain key LendingTree Loans employees, including Mr. Norris. Mr. Norris received a $50,000 increase in salary, an increased target incentive opportunity (from 55% of base salary to 75%) and an equity award of 10,000 restricted stock units.

  Base Salaries

        Our executive officers received the following salary increases in 2010.

Executive Officer	Increase	Percentage Increase	Annualized Base Salary
Lebda	$—	0.0%	$550,000
Hayek	$25,000	16.1%	$180,000
Norris	$50,000	14.3%	$400,000
Hanson	$15,000	8.1%	$200,000
Ozonian	N/A	N/A	$300,000
Packey	$—	0.0%	$250,000

        Mr. Lebda's salary was reduced effective April 1, 2009 as part of the 2009 restructuring. Consistent with making more of the CEO's compensation performance based, Mr. Lebda's salary was not increased in 2010. Mr. Hayek's salary was increased by $5,000 on February 7, 2010 and by another $20,000 on June 2, 2010 related to his appointment as the Company's principal financial officer. Mr. Norris's salary was increased on June 1, 2010 reflecting his performance at LendingTree Loans and the increasing competitiveness in the marketplace for executive talent, as described above. Mr. Hanson's salary was increased on February 7, 2010 reflecting his individual performance. Mr. Ozonian became the CEO of our Real Estate division on November 1, 2010. His salary was set based on an arm's length negotiation.

  2010 Bonus Program

        In determining the appropriate bonus levels, the Committee established target bonus levels expressed as a percentage of base salary and performance criteria to be used in assessing the level at which bonuses should be paid. For executives with business unit responsibilities, their bonus opportunity is based 50% on their business unit performance and 50% on overall Company performance. Mr. Lebda's bonus is based solely on overall Company performance consistent with his responsibility for the entire organization.

		% of Bonus Based on
Name	Target Bonus Opportunity	Company Performance	Unit Performance	Unit Performance Measure
Lebda	$750,000	100%	0%	N/A
Hayek	$54,000	50%	50%	Reduce Corporate Adjusted EBITDA by $5.3 Million
Norris	$300,000	0%	100%	Business unit based incentive as described below
Hanson	$120,000	50%	50%	Combined TREE.com and Real Estate Adjusted EBITDA of $344K
Packey	$156,250	50%	50%	Reduce Corporate Adjusted EBITDA by $5.3 Million

        The Committee established an overall Company performance target of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") of $14.5 million. This overall Company performance measure was based on the 2010 budget approved by the Board. Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring expenses, (5) litigation settlements and contingencies, (6) pro forma adjustments for significant acquisitions, and (7) one-time items.

        If the targets are achieved, executive officers would earn a target level of bonus before any further discretionary adjustments for individual performance. The Company-wide threshold for Adjusted EBIDTA is $1.45 million. Maximum performance for Adjusted EBITDA is $29 million. A participant's bonus is prorated between threshold, target and maximum based on performance between threshold and maximum, subject to discretionary adjustment. Threshold performance results in $0 incentive. Maximum performance results in the maximum incentive as described below.

        The Committee designed the bonus program to ensure any bonuses paid would be deductible by the Company for tax purposes under Section 162(m) of the Internal Revenue Code. The Committee established maximum bonus awards for executive officers if the Company's Adjusted EBITDA for 2010 is at least $1.0 million (the performance threshold) as follows:

Lebda	$2,025,000
Packey	$353,125
Norris	$385,000
Hanson	$222,000

        The Committee evaluates the Company's and the employee's performance for 2010 as described above and reduces the bonus to an amount that the Committee deems appropriate pursuant to the performance measures described above and any discretion they may wish to exercise (not to exceed the above maximums). When the $1.0 million threshold was established, it was substantially uncertain that such threshold would be achieved. If performance was not at least equal to the $1.0 million threshold, the Committee did not believe an incentive should be paid. Mr. Hayek was not an NEO at the time the $1.0 million threshold was established. Mr. Hayek's bonus is calculated as described above without regard to the $1.0 million threshold.

        Mr. Lebda's bonus is based on overall Company performance. When his salary was reduced in 2009, the Committee agreed that Mr. Lebda's target incentive would be based on his salary pre-reduction. Therefore, Mr. Lebda's target annual incentive is $750,000.

        Mr. Hayek's and Mr. Hanson's unit based bonus is prorated for performance above or below target. No minimums or maximums were established for their unit based incentive (total bonus opportunities are limited to the maximums described above). The Board exercises discretion if performance is far above or below the unit target. Because the Corporate business unit performance measure is based on controlling costs, in the past, the Board has limited the Corporate business unit bonus opportunities to target.

        Mr. Norris's bonus opportunity is based on achievement of a total lending Adjusted EBITDA of $33.6 million and achievement of quarterly goals consisting of (1) number of loans funded per quarter with a 12,500 annual target, and (2) the mix of loan leads. Of Mr. Norris's $300,000 target incentive, $200,000 is paid quarterly based on achievement of a portion of the above targets.

        Due to his joining the Company as an executive officer towards the end of the year, Mr. Ozonian was not eligible for an annual bonus in 2010.

  2010 Bonuses Awarded

        Actual Company and business unit performance:

	Target	Actual	% of target
Company	$14,500,000	$10,000,000	69%
Lending Group	$35,200,000	$34,500,000	98%
TREE.com and Real Estate Divisions	$1,100,000	$(6,300,000)	0%
Corporate Administration	$(21,700,000)	$(18,200,000)	115%

        The Committee awarded the following bonuses for 2010 performance:

		Actual Performance
	Target Bonus Opportunity			Calculated Bonus	Individual Performance Adjustment	Bonus Awarded
		Company	Unit
Lebda	$750,000	69%		$515,621	$(65,621)	$450,000
Hayek	$54,000	69%	115%	$49,621	$379	$50,000
Norris	$300,000		98%	$278,549		$278,549
Hanson	$120,000	69%	0%	$41,250	$3,750	$45,000

        The Committee exercised the following discretion:

  •
  Mr. Lebda's bonus was reduced from the calculated amount to reflect the under-performance of the Tree.com and Real Estate divisions.

  •
  Mr. Hayek's bonus was increased over target for his transition into the principal financial officer role and the additional responsibilities coincident with his assumption of these duties.

  •
  The Committee determined that Mr. Norris's incentive compensation appropriately reflected his performance and the performance of the business segment for which he is responsible. Therefore, no adjustment was made to Mr. Norris's bonus.

  •
  Mr. Hanson's bonus was increased over target at the recommendation of our Chief Executive Officer to reflect Mr. Hanson's individual performance.

  Equity Awards

        During 2010 we made the following equity awards to our executive officers:

Executive Officer	Number of Shares or Units	Award Date
Lebda	150,000	3/31/2010	Annual Award
Hayek	5,000	2/25/2010	Annual Award
	7,500	6/28/2010	Reflects promotion to SVP and Chief Accounting Officer
Norris	25,000	2/25/2010	Annual Award
	10,000	6/28/2010	Retention Award
Hanson	25,000	2/25/2010	Annual Award
Packey	20,000	2/25/2010	Annual Award
Ozonian	25,000	11/1/2010	New Hire Award(1)

(1)
This award was forfeited upon termination of Mr. Ozonian's employment in March 2011.

        The above annual equity awards were based on a review of each executive's performance, their historical awards and their awards relative to other executives. Mr. Norris received a retention award to reflect his importance to the organization as the Committee considers succession planning.

        Mr. Lebda received restricted stock while other executives received restricted stock units. All of the above equity awards vest over a three year period, one-third each year.

        Mr. Lebda's award is also subject to performance restrictions. Company Adjusted EBITDA must be at least $1 million for the shares to vest in any given year. If the Adjusted EBITDA performance measure is not met in any one year period, shares that would have vested but for not achieving Adjusted EBITDA shall vest the second year if cumulative Adjusted EBITDA for the two year period is at least $2 million. If the Adjusted EBITDA performance measure is not met by the end of the second year, the shares that would have vested but for failure to achieve Adjusted EBITDA shall vest if cumulative Adjusted EBITDA for the three year period is at least $3 million. The Committee established this Adjusted EBITDA performance measure in order to add a performance element and to ensure the deductibility of the award.

        In January of 2011, we entered into substantially similar equity award agreements with Messrs. Ozonian and Hanson that provided for grants of restricted non-voting shares in RealEstate.com, Inc. and Tree.com BU Holding Company, Inc., respectively. Both entities are subsidiaries of the Company. The real estate business segment and RealEstate.com are a proprietary full-service real estate brokerage and an online lead generation network that connects consumers with third-party real estate brokerages around the country. Tree.com BU Holding Company, Inc. was created to focus on the development of the new Company website. At the grant date of each restricted stock award, Messrs. Ozonian's and Hanson's restricted shares represented a 5% equity interest in the capital stock of the respective subsidiary company. Mr. Ozonian's equity award agreement provides him with certain anti-dilution protections in the event additional shares of RealEstate.com, Inc. common stock are issued. Mr. Ozonian will fully vest in his restricted shares on October 31, 2015 and Mr. Hanson will fully vest in his restricted shares on January 28, 2014. Both restricted stock agreements provide for accelerated vesting; however, upon the occurrence of certain specified events, as summarized in the table below.

Early Vesting Event	Mr. Ozonian	Mr. Hanson
Termination of employment due to death or disability	Pro-rata vesting through date of termination due to death or disability	Pro-rata vesting through date of termination due to death or disability
Termination of employment without "cause" (as defined in the restricted stock agreement)	60% vesting if termination occurs prior to October 31, 2013 and pro-rata vesting if termination date occurs on or after that date	Pro-rata vesting through date of termination of employment
Resignation of employment for "good reason" (as defined in the restricted stock agreement)	60% vesting if termination occurs prior to October 31, 2013 and pro-rata vesting if termination date occurs on or after that date	Pro-rata vesting through date of resignation of employment
"Change in control" (as defined in the restricted stock agreement)*	100% vesting upon the Change in Control	Pro-rata vesting through the date of the Change in Control

*      A "Change in Control" under Mr. Ozonian's restricted stock agreement means a change in control of either the Company or RealEstate.com, Inc. A "Change in
        Control" under Mr. Hanson's restricted stock agreement means a change in control of
Tree.com BU Holding Company, Inc.

        Messrs. Ozonian's and Hanson's restricted shares are subject to certain transfer restrictions and certain rights to repurchase and sale of the restricted shares are set forth in the respective restricted stock agreements. The transfer restrictions generally prohibit either executive from transferring any unvested restricted shares and provide the Company with a right of first refusal in the event either executive wishes to sell any vested shares to a third party other than for traditional estate planning purposes.

        Our respective subsidiary companies also have the right to repurchase the restricted shares following the applicable vesting date for fair market value. Likewise, Messrs. Ozonian and Hanson have the right to sell their vested restricted shares to our applicable subsidiary companies for fair market value. Purchases by our subsidiaries of the restricted shares may be made in cash, shares of our common stock or a combination thereof. If either of our subsidiaries wish to repurchase the shares with shares of our common stock, it must make such a purchase pursuant to a shareholder-approved Company equity plan or submit the applicable restricted stock agreement to our shareholders prior to repurchasing the restricted shares.

        The Company and its respective subsidiaries granted Messrs. Ozonian and Hanson the equity awards described above to align the executives' interests with the business units for which they were responsible. Mr. Ozonian's restricted shares in RealEstate.com were terminated upon the termination of his employment in March 2011.

  Executive Agreements

        We have entered into various agreements with Messrs. Lebda, Norris, Hayek, Hanson, Packey and Ozonian. General provisions of these agreements are discussed in this section. Potential payments provided by these agreements upon termination or change in control are discussed below.

        Our executive officers receive the same benefits other employees receive. We do not generally provide our executives with tax gross ups, special perquisites or supplemental retirement plans.

  Douglas R. Lebda

        In February of 2010, we entered into an amendment to Mr. Lebda's employment agreement that provided as follows:

  •
  Immediate vesting of all outstanding and unvested equity awards, including awards granted to Mr. Lebda in the future, upon a change in control of the Company.

  •
  Enhanced severance pay equal to three times Mr. Lebda's then-current base salary upon Mr. Lebda's termination of employment without "cause" or for "good reason" within one year following a change in control (a "Change in Control Termination"). Upon such a termination of employment, Mr. Lebda would also receive payment of certain unpaid accrued amounts, vesting of all IAC restricted stock units and certain shares of restricted stock and stock options.

  •
  Reduced noncompetition and nonsolicitation restrictive covenants from 24 months to 12 months upon a Change in Control Termination.

        The Committee, in consultation with its compensation consultant, undertook a review of Mr. Lebda's employment agreement and specifically those provisions relating to protections in the event of a change in control. The Committee determined that additional protections were appropriate to reduce retention risk and ensure Mr. Lebda's full attention to the Company's business in the event of a change in control. For a more detailed description of the payments and benefits Mr. Lebda would become entitled to upon his termination of employment or change in control, please refer to the section of this Proxy Statement captioned "Potential Payments Upon Termination or Change in Control."

        We also entered into an amendment to Mr. Lebda's Stock Purchase Agreement pursuant to which we relinquished our rights to repurchase the shares Mr. Lebda acquired under the agreement. Under the terms of the original agreement, Mr. Lebda purchased 935,000 shares of our common stock. These shares "vested" in equal installments each month over a 24-month period and would have become fully "vested" on February 8, 2011. The "unvested" shares were subject to transfer restrictions and prior to the amendment, the Company had a corresponding repurchase right. The Committee determined to relinquish the repurchase rights since half of the period covered by the agreement had passed and there was no immediate threat of a change in control that could result in a short-term windfall to Mr. Lebda.

        In October of 2010, we entered into an amended and restated employment agreement with Mr. Lebda (the "Restated Agreement"). Prior to the amendment and restatement, the terms of

Mr. Lebda's employment were governed by an employment agreement, effective January 7, 2008, which had been subsequently amended (the "Prior Agreement"). The Restated Agreement incorporates all existing amendments made to Mr. Lebda's Prior Agreement and made certain additional changes described below:

  •
  Mr. Lebda's Prior Agreement provided him with severance pay in the event of a "Qualifying Termination" which means Mr. Lebda's employment is terminated without "cause" or he resigns for "good reason" (as those terms are defined in the Prior Agreement). Upon a Qualifying Termination, the Prior Agreement provided Mr. Lebda with the following payments: (a) continued base salary through the earlier of the end of his employment term (January 7, 2013) or three years from his termination date; (b) accrued but unpaid base salary, deferred compensation not yet paid, reasonable and necessary business expenses not yet reimbursed, and earned but unpaid employee benefits; (c) vesting of IAC restricted stock units awarded during the Company's spin-off; and (d) vesting of Company restricted stock awards granted in 2008 and 2009.

  •
  Under the Restated Agreement, Mr. Lebda will receive salary continuation payments equal to the greater of the amount described above or one times his then-current base salary plus his annual bonus for the year in which he incurs a Qualifying Termination. These salary continuation payments will be paid over the period beginning 60 days after Mr. Lebda's termination of employment and will end on the earlier of (a) the third anniversary of his termination date; or (b) the end of his employment term (January 7, 2013).

  •
  The Restated Agreement also provides that Mr. Lebda will become 100% vested in his 2010 restricted stock award and any other unvested equity awards in the event of a Qualifying Termination. Coincident with the Restated Agreement, we also entered into an amendment of Mr. Lebda's 2009 restricted stock agreements to correct an administrative oversight and to permit Mr. Lebda to vote all restricted shares awarded under those agreements, even those that are unvested. Mr. Lebda is entitled to voting rights on all other restricted shares.

        During its review of Mr. Lebda's employment agreement, as amended, the Committee determined that the existing severance protections would decrease substantially as the term neared expiration. Therefore, the Committee, in consultation with its compensation consultant, determined that a modification was appropriate to retain Mr. Lebda's services to the Company and to provide Mr. Lebda with an appropriate level of severance protections in the event his employment was involuntarily terminated.

        We also entered into a Share Exchange Agreement with Mr. Lebda on August 30, 2010 pursuant to which Mr. Lebda exchanged 2,902.33 currently outstanding shares of Series A Redeemable Preferred Stock of LendingTree Holdings Corp., a wholly-owned subsidiary of the Company, owned by him, together with $1,055,932 in accrued and unpaid dividends in respect of such shares, for a total of 534,900 newly-issued shares of our common stock. The preferred shares have a liquidation preference of $1,000 per share and cumulative cash dividends accrue on the preferred shares at a rate of 12% of the liquidation preference per share per year and unpaid dividends compound at a rate per annum equal to the dividend rate. Following the Share Exchange Agreement, Mr. Lebda now holds 2,097.67 preferred shares.

        The share exchange eliminated a significant cash obligation on the Company's balance sheet that corresponded to the quarterly dividends that were payable on the preferred shares.

  David Norris

        On May 10, 2010, we entered into an amendment of Mr. Norris's employment agreement to provide Mr. Norris with additional severance benefits upon his termination without "cause" or resignation for "good reason" within one year following a "change in control." Additionally, Mr. Norris will become fully vested in any outstanding and unvested equity awards, including equity awards granted after the date of the amendment, upon a change in control. We provided Mr. Norris with these change in control benefits because we believe that providing executives with severance and change in control protection is important to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. For a more detailed description of the payments and benefits Mr. Norris would become entitled to upon his termination of employment or change in control, please refer to the section of this Proxy Statement captioned "Potential Payments Upon Termination or Change in Control."

  Hayek and Hanson Agreements

        On June 28, 2010, in connection with Mr. Hayek's appointment as Senior Vice President and Chief Accounting Officer and his assumption of additional duties and responsibilities associated with his new position, we provided Mr. Hayek a letter agreement pursuant to which his base salary was increased to $180,000 and set his target bonus opportunity at 30% of his base salary. Mr. Hayek's letter agreement also promised him 7,500 restricted stock units that will vest in equal installments over three years from their grant date and are subject to the terms of our Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan (the "Stock Plan"). As described in greater detail below in the section of this Proxy Statement captioned "Potential Payments Upon Termination or Change in Control," Mr. Hayek's letter agreement also provided with certain severance benefits upon a termination for reasons other than cause or substandard performance.

        We also provided Mr. Hayek and Mr. Hanson with a change in control letter agreement that provides the executives with severance payments and accelerated vesting of outstanding equity awards upon their termination without "cause" or resignation for "good reason" within one year following a "change in control." We provided Mr. Hayek and Mr. Hanson with these change in control benefits because we believe that providing executives with severance and change of control protection is important to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Please refer to the section of this Proxy Statement captioned "Potential Payments Upon Termination or Change in Control" for more information on the terms of the change in control letter agreements.

  Ozonian Agreements

        On October 31, 2010, in connection with Mr. Ozonian's appointment as the Chief Executive Officer of the Company's Real Estate division, the Company entered into an employment agreement with Mr. Ozonian effective November 1, 2010. Under the employment agreement, Mr. Ozonian was to receive an annual base salary of $300,000. As determined in the discretion of the Compensation Committee, Mr. Ozonian was to be eligible to receive an annual bonus with a target amount of sixty percent (60%) of his base salary, beginning in 2011. Further, during 2011 only, Mr. Ozonian was to receive a special bonus of $37,500 each quarter. As described above, Mr. Ozonian's employment agreement also provided that he would receive an equity award equal to a five percent (5%) interest in the increase in the value of the Company's real estate division.

        On March 31, 2011 we entered into a Confidential Severance Agreement and Release with Mr. Ozonian pursuant to which he resigned from his position as Chief Executive Officer of the Real Estate division, effective March 31, 2011. Under the terms of Mr. Ozonian's severance agreement, Mr. Ozonian received severance pay in an amount equal to four months of his current base salary, totaling $100,000 and his remaining quarterly bonus payments, totaling $112,500. These amounts were paid to Mr. Ozonian on April 15, 2011. In consideration for these payments, Mr. Ozonian's severance agreement provides for a release of claims by Mr. Ozonian in favor of the Company and our affiliates, as well as customary confidentiality and non-disparagement restrictive covenants.

        Mr. Ozonian's employment agreement could have entitled him to a full year of salary continuation payments. The Committee and Mr. Ozonian agreed to salary continuation payments for four months to reflect Mr. Ozonian's tenure with the Company. We agreed to pay Mr. Ozonian the bonuses he had negotiated for when he accepted his position with the Company because these payments were designed to make Mr. Ozonian whole for compensation he had lost when he accepted employment with the Company.

  Packey Severance Agreement

        In May of 2010 we entered into a severance agreement with Mr. Packey pursuant to which he resigned his employment with the Company effective May 28, 2010. Mr. Packey formerly served as our Senior Vice President, Chief Financial Officer and Chief Accounting Officer. Mr. Packey's severance agreement provided him with certain severance and other benefits upon his resignation. For a complete description of these payments and benefits, please refer to the section of this Proxy Statement below captioned "Potential Payments Upon Termination or Change in Control."

        The Committee believed that the severance paid to Mr. Packey was appropriate in order to obtain a release of claims in favor of the Company and was consistent with the Company's practice of negotiating separation pay with senior executives when their departure is of mutual benefit to the Company and the employee. Mr. Packey's departure was not performance-related, but rather it provided the Company the opportunity to restructure our Corporate Finance organization. Mr. Packey's position was not replaced following his departure and we created a new leadership structure within the Company that reflected the changing needs of our business and our preferred executive compensation levels.

Change in Control and Severance

        As discussed above, we believe that providing executives with severance and change in control protection is important to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change in control of the Company. Potential payments upon termination or change in control are discussed below.

Other Compensation

        Under limited circumstances, certain executive officers have received perquisites as well as non-cash and non-equity compensatory benefits.

        The values of these benefits are reported below in the 2010 Summary Compensation Table under the column heading "All Other Compensation" pursuant to applicable rules. The executive officers do not participate in any deferred compensation or retirement program other than the Company's 401(k) plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, an officer or employee of the Company or any of its subsidiaries. During fiscal year 2010, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Act of 1933, as amended, and discussed it with management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Proxy Statement for the 2011 Annual Meeting of Stockholders.

Members of the Compensation Committee

Patrick McCrory
Lance Melber (Chair)
W. Mac Lackey

EXECUTIVE COMPENSATION

2010 Summary Compensation Table

Name and Principal Position	Year		Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Non-Equity Incentive Plan Compensation		Total ($)
Douglas Lebda	2010		550,000		—		1,381,500		—	2,116,975	(3)	450,000	(6)	4,498,475
Chairman and CEO	2009		603,846		—		1,897,000		—	2,802,737	(4)	1,100,000		6,403,583
	2008	(5)	750,000		—		880,045		4,942,943	235,213		—		6,808,201
David Norris	2010		377,083		—		273,150		—	7,350	(7)	278,549	(6)	936,132
President, LendingTree Loans	2009		350,000		—		121,875		—	7,350		275,000		754,225
														—
Matthew Packey	2010		105,769		—		165,400		—	95,309	(8)	—		366,478
Senior Vice President, CFO	2009		266,827		—		121,950		—	6,906		175,000		570,683
	2008		271,539		50,000	(9)	—		125,925	6,750		—		454,214
Gregory Hanson	2010		198,269		3,750	(12)	206,750		—	7,088	(7)	41,250	(6)	457,107
General Manager and COO,	2009		182,211		—		119,338		—	6,524	(6)	115,000		423,073
Tree.com
Christopher Hayek	2010		171,039		379	(12)	91,000		—	6,295	(7)	49,621	(6)	318,334
Senior Vice President, CAO
Steven Ozonian	2010		87,821	(10)	—		235,000	(11)	—	—		—		322,821
Chief Executive Officer,
Real Estate

(1)
The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(3)
The amount set forth consists of (i) $7,350 for matching contributions to our 401(k) plan, (ii) a total of $26,829.21, which includes $9,825.45 for transportation of household goods, $5,873.18 for new home closing costs, and $11,130.58 for a tax gross up payment related to Mr. Lebda's relocation to Charlotte, North Carolina, and (iii) $2,082,796 representing accrual of face amount and dividends on Mr. Lebda's preferred stock in LendingTree Holdings Corp.

(4)
The amount set forth consists of (i) $7,350 for matching contributions to our 401(k) plan, (ii) a total of $528,720 for reimbursement of expenses relating to Mr. Lebda's relocation to Charlotte, North Carolina of which $24,759 was for commuting and temporary living expenses, $492,582 was for other relocation expenses and $11,379 was a tax gross up payment and (iii) $2,266,667 representing accrual of face amount and dividends on Mr. Lebda's preferred stock in LendingTree Holdings Corp.

(5)
Mr. Lebda served as President and Chief Operating Officer of IAC during 2007. From January 2008 through August 2008, Mr. Lebda served as our Chairman and Chief Executive Officer and as President and Chief Operating Officer of IAC. Accordingly, all of the compensation earned by Mr. Lebda during 2007 and a significant portion of the compensation earned by Mr. Lebda for 2008 was earned in his capacity as President and Chief Operating Officer of IAC.

(6)
Reflects amounts paid under the 2010 annual bonus program, which is described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

(7)
Reflects matching contributions to our 401(k) plan.

(8)
The amounts shown in this column reflect $5,760 in matching contributions to our 401(k) plan and $89,548.98 in severance pay beginning on May 28, 2010, the effective date of Mr. Packey's termination.

(9)
Reflects a portion of year-end 2007 bonus that was determined in February 2008 but not paid until July 2008 based on continued employment through such time.

(10)
Includes $41,667 of compensation received as a non-employee member of the Board prior to his resignation in November 2010 and $46,154 received following his employment as an executive officer in November 2010.

(11)
Includes $50,000 of RSUs received as a non-employee member of the Board prior to his resignation from the Board in November 2010 and $185,000 of RSUs received following his employment as an executive officer in November 2010. All of these RSUs were forfeited upon Mr. Ozonian's resignation on March 31, 2011.

(12)
Reflects a discretionary payment in excess of the amounts earned pursuant to the Non-Equity Incentive Plan.

2010 Grants of Plan-Based Awards

        The table below provides information regarding plan-based awards granted to our named executives in 2010.

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards(5)
						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(7)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Douglas Lebda	(1)	3/31/2010				150,000	1,381,500
	(2)	2/7/2010	—	750,000	2,025,000	—	—
David Norris	(3)	2/25/2010	—	—	—	25,000	206,750
	(4)	6/28/2010	—	—	—	10,000	66,400
	(2)	6/1/2010	—	300,000	385,000	—	—
Christopher Hayek	(3)	2/11/2010				5,000	41,200
	(4)	6/28/2010				7,500	49,800
	(2)	6/28/2010	—	54,000	—	—	—
Gregory Hanson	(3)	2/25/2010	—	—	—	25,000	206,750
	(2)	2/7/2010	—	120,000	222,000	—	—
Steven Ozonian	(5)	11/1/2010	—	—	—	25,000	185,000
	(6)	4/28/2010	—	—	—	5,394	49,625
Matthew Packey	(3)	2/25/2010	—	—	—	20,000	165,400
	(2)	2/7/2010	—	156,250	353,125	—	—

(1)
Reflects shares of restricted stock that vest in three equal annual installments beginning February 11, 2011. Award is performance based, and specific performance criteria must be met in order for shares to vest. Performance criteria are described in the section of this Proxy Statement captioned "Compensation Discussion and Analysis."

(2)
Reflects the executive's bonus opportunity under the Company's 2010 annual bonus program.

(3)
Reflects restricted stock units that vest in three equal annual installments beginning February 11, 2011. Mr. Packey's RSUs were forfeited upon the termination of his employment on May 28, 2010.

(4)
Reflects restricted stock units that vest in three equal annual installments beginning June 28, 2011.

(5)
Reflects restricted stock units that vest in three equal annual installments beginning November 1, 2011. These RSUs were forfeited upon the termination of Mr. Ozonian's employment on March 31, 2011.

(6)
Reflects restricted stock units awarded while serving as a non-employee member of the Board of Directors. The RSUs vest in two equal annual installments beginning April 28, 2011. These RSUs were forfeited upon the termination of Mr. Ozonian's employment on March 31, 2011.

(7)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information regarding equity awards held by our named executives as of December 31, 2010. The market value of all restricted stock unit and restricted stock awards is based on the closing price of our common stock as of December 31, 2010 ($9.45).

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas Lebda	1,807	(2)	—		5.9487	3/8/2012	412,500	(5)	3,898,125
	2,065	(2)	—		2.5970	4/2/2011	—		—
	1,291	(2)	—		9.9580	12/20/2012	—		—
	—		589,850	(3)	8.4800	1/7/2018	—		—
David Norris	22,500		15,000	(4)	7.4600	1/31/2018	56,250	(5)	531,563
Matthew Packey(6)	—		—		—	—	—		—
Greg Hanson	2,000		2,000	(4)	7.4600	1/31/2018	44,287	(5)	418,512
Christopher Hayek	2,075		2,075	(4)	7.4600	1/31/2018	17,450	(5)	164,903
Steven Ozonian(7)	—		—		—	—	34,749	(5)	328,378

(1)
The market value of all restricted stock units and restricted stock awards is based on the closing price of our common stock as of December 31, 2010 ($9.45).

(2)
Represents options received in connection with the spin-off upon the conversion of IAC stock options.

(3)
Reflects the unvested portion of an option grant, which will vest in full on January 7, 2013.

(4)
Reflects the unvested portion of an option grant, which will vest in two equal annual installments beginning on January 31, 2011.

(5)
The table below provides the following information regarding unvested restricted stock awards held by Mr. Lebda and unvested restricted stock unit awards held by our other named executives as of December 31, 2010: (i) vesting date(s) of each award, (ii) the number of shares of restricted stock or restricted stock units outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of shares of restricted stock or restricted stock units outstanding as of December 31, 2010, (iv) the vesting schedule for each award, and (v) the total number of shares of restricted stock or restricted stock units that vested or are scheduled to vest in each of the fiscal years ending December 31, 2011, 2012, and 2013.

Name and Vesting Dates	Number of Unvested Shares or Units of Stock as of 12/31/10 (#)	Market Value of Unvested Shares or Units of Stock as of 12/31/10 ($)	2011	2012	2013
Douglas Lebda
Feb. 11	150,000	1,417,500	50,000	50,000	50,000
Feb. 17	262,500	2,480,625	87,500	87,500	87,500

Total	412,500	3,898,125	137,500	137,500	137,500

David Norris
Feb. 11	25,000	236,250	8,333	8,333	8,334
Feb. 17	21,250	200,813	13,750	3,750	3,750
June 28	10,000	94,500	3,333	3,333	3,334

Total	56,250	531,563	25,416	15,416	15,418

Gregory Hanson
Feb. 11	25,000	236,250	8,333	8,333	8,334
Feb. 16	1,787	16,887	892	895	—
Feb. 17	17,500	165,375	7,500	5,000	5,000

Total	44,287	418,512	16,725	14,228	13,334

Christopher Hayek
Feb. 6	599	5,661	599	—	—
Feb. 11	5,000	47,250	1,666	1,667	1,667
Feb. 16	1,163	10,990	581	582	—
Feb. 17	3,188	30,127	1,062	1,062	1,064
June 28	7,500	70,875	2,499	2,500	2,501

Total	17,450	164,903	6,407	5,811	5,232

Steven Ozonian
Apr. 28	9,749	92,128	4,355	—	—
Nov. 1	25,000	236,250	2,697	2,697	—

Total	34,749	328,378	7,052	2,697	—

(6)
Matthew Packey's outstanding equity awards were forfeited upon the termination of his employment effective May 28, 2010.

(7)
Steven Ozonian's outstanding unvested equity awards were forfeited upon the termination of his employment effective March 31, 2011.

2010 Option Exercises and Stock Vested Table

        The following table summarizes vesting of restricted stock and restricted stock unit awards for named executives in 2009. None of our named executives exercised options to purchase Tree.com common stock in 2010.

Name	Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Douglas Lebda	2/17/2010	87,500	708,750	(2)
David Norris	7/20/2010	7,114	50,723	(3)
	2/17/2010	3,750	30,375	(2)
Christopher Hayek	2/6/2010	595	4,695	(4)
	2/16/2010	914	7,175	(5)
	2/17/2010	1,062	8,602	(2)
Gregory Hanson	2/16/2010	1,404	11,021	(5)
	2/17/2010	5,000	40,500	(2)
Steven Ozonian	4/28/2010	4,356	40,075	(6)
Matthew Packey	1/31/2010	5,693	41,616	(7)
	2/6/2010	1,705	13,452	(4)
	2/16/2010	5,908	46,378	(5)
	2/17/2010	3,124	25,304	(2)

(1)
Reflects the gross number of shares vested and does not account for shares withheld for taxes.

(2)
Calculated using the closing share price of our common stock on February 16, 2010.

(3)
Calculated using the closing share price of our common stock on July 19, 2010.

(4)
Calculated using the closing share price of our common stock on February 5, 2010.

(5)
Calculated using the closing share price of our common stock on February 12, 2010.

(6)
Calculated using the closing share price of our common stock on April 27, 2010.

(7)
Calculated using the closing share price of our common stock on January 29, 2010.

Potential Payments Upon Termination or Change in Control

        We have entered into agreements with and maintain certain plans that cover our named executives that require us to provide compensation or other benefits to them in connection with specified events related to a named executive's termination of employment or a change of control of the Company. As of December 31, 2010, these arrangements were as follows:

  Lebda Employment Agreement

        We are party to an employment agreement with Mr. Lebda. Under the agreement, if Mr. Lebda's employment is terminated without "cause" or if he resigns from employment for "good reason" (each of which is referred to as a "qualifying termination"), he is entitled to certain benefits. These include a severance benefit equal to the greater of (1) the amount of base salary that would have been paid to Mr. Lebda through the earlier of the end of his employment term under the agreement (January 7, 2013) or three years from his termination date and (2) one times his then-current base salary plus his target annual bonus for the year in which the qualifying termination occurs. The severance benefit is payable over the period beginning 60 days after Mr. Lebda's termination of employment and ending on the earlier of the third anniversary of his termination date or the end of his employment term (January 7, 2013). In addition to the severance benefit, Mr. Lebda is also entitled to:

  •
  A lump sum cash payment of all earned but unpaid salary, deferred compensation and unreimbursed business expenses;

  •
  Full accelerated vesting of all shares of IAC restricted stock units that he holds on the termination date;

  •
  Full accelerated vesting of all shares of Company restricted stock and unvested Company stock options that he holds on the termination date (and such options would remain exercisable for a period of twelve months from such termination).

        If Mr. Lebda has a qualifying termination that occurs within the one-year period following a "change in control," he is entitled to receive, in lieu of the severance benefit described above, a severance benefit equal to three times his then-current base salary payable in substantially equal payments according to the Company's normal payroll practices over a period ending on the earlier of (1) the last day of his employment term under the agreement (January 7, 2013) and (2) three years from the date of the qualifying termination. He is also entitled to receive the other benefits listed in the bullet points above.

        Under Mr. Lebda's employment agreement, "cause" is defined as (1) a plea of guilty or nolo contendere to, or conviction for, a felony offense, (2) a material breach of his fiduciary duty owed to the Company, (3) a material breach of any of the confidentiality, non-competition, non-solicitation and proprietary rights covenants set forth in his employment agreement, or (4) the willful or gross neglect by him of the material duties required by his employment agreement. The term "good reason" means the occurrence of any of the following without Mr. Lebda's written consent:

  •
  A material adverse change in his title, duties, operational authorities or reporting responsibilities as they related to his position as our Chairman and Chief Executive Officer from those in effect immediately following January 7, 2008;

  •
  A material reduction in his annual base salary;

  •
  A relocation of his principal place of business more than 25 miles from whichever of either the Charlotte, North Carolina or New York, New York metropolitan areas he is then resident; or

  •
  A material breach by the Company of the employment agreement.

        The term "change in control" has the same meaning as under the Stock Plan, as described below.

        In addition to the benefits described above, upon a qualifying termination, Mr. Lebda is entitled to accelerated vesting of the unvested portion of the 5,000 shares of preferred stock in LendingTree Holdings Corp. ("LendingTree Holdings") granted to him pursuant to his Restricted Share Grant and Stockholders' Agreement dated August 15, 2008 (the "Restricted Share Agreement"). 3,333.33 of those 5,000 shares of preferred stock have vested and Mr. Lebda exchanged 2,902.33 of those preferred shares for shares of the Company's common stock pursuant to a Share Exchange Agreement, dated August 30, 2010.

        Upon the occurrence of a "change of control," Mr. Lebda is entitled to accelerated vesting of the remaining 1,666.67 unvested preferred shares and we are required to repurchase all 2,097.67 outstanding preferred shares for a purchase price equal to the liquidation preference associated with such shares ($2,097,437 plus accrued and unpaid dividends). Pursuant to the terms of Mr. Lebda's Restricted Share Agreement, a "change of control" means:

  •
  The acquisition of beneficial ownership by any person of equity securities representing more than 50% of the voting power of then outstanding Company equity securities entitled to vote generally in the election of directors;

  •
  Excluding acquisitions by a Company affiliate, a Company employee benefit plan, or Mr. Lebda or an affiliate of Mr. Lebda);

  •
  The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company's capital stock or assets;

  •
  Excluding transaction in which (i) the beneficial owners of the outstanding voting securities immediately prior to such transaction continue to own a majority of the voting securities, or (ii) no individual, entity or group beneficially owns a majority of the combined voting power of such entity, except to the extent such ownership existed prior to the transaction.

  •
  The sale, transfer or disposition by the Company of equity securities of LendingTree Holdings representing more than 50% of the voting power of the then-outstanding equity securities of LendingTree Holdings entitled to vote generally in the election of directors; or

  •
  Excluding, sales to any Company affiliate or successors that do not qualify as a change in control of the Company, any Company employee benefit plan, or Mr. Lebda (or his affiliates).

  •
  The sale, transfer or disposition by LendingTree Holdings of either equity securities of LendingTree, LLC representing more than 50% of the voting power of the then-outstanding equity securities of such entity entitled to vote generally in the election of directors, or the sale of all or substantially all of the assets of LendingTree Holdings or LendingTree, LLC.

  •
  Excluding sales, transfers or dispositions to any Company affiliate or successor in a transaction that is not a change in control, any Company employee benefit plan or Mr. Lebda (or his affiliates).

        In addition, upon the occurrence of a "change of control," as defined in the Stock Plan, Mr. Lebda will become 100% vested in all equity awards he has received from the Company and all shares underlying restricted stock awards will become nonforfeitable and transferable.

  Norris Employment Agreement

        We are party to an employment agreement with Mr. Norris. Under the agreement, if (1) Mr. Norris's employment is terminated without "cause" or if he resigns from employment for "good reason" (each of which is referred to as a "qualifying termination") or (2) he resigns from employment within 90 days following a "hostile change of control," he is entitled to certain benefits. These include a severance benefit equal is then current base salary, payable in substantially equal payments according to the Company's normal payroll practices over the one year period following his qualifying termination. In addition to the severance benefit, Mr. Norris is entitled to receive payment of earned but unpaid salary, deferred compensation and unreimbursed business expenses.

        Mr. Norris's agreement defines a "hostile change of control" as a transaction or series of transactions that results in any individual, entity or group acquiring beneficial ownership of more than 50% of the combined voting power of the Company then outstanding voting securities without the approval of the Company Board of Directors.

        If Mr. Norris has a qualifying termination that occurs within the one-year period following a "change in control," he is entitled to receive, in lieu of the severance benefit described above, a severance benefit equal to two times his then-current base salary payable in substantially equal payments according to the Company's normal payroll practices over the one year period following his qualifying termination. He is also entitled to receive payment of all earned but unpaid salary, deferred compensation and unreimbursed business expenses.

        The term "cause" under Mr. Norris's agreement has substantially the same meaning as it does in Mr. Lebda's employment agreement (as described above), except it also includes (1) a plea of guilty or nolo contendere to, or conviction for, a misdemeanor offense involving a breach of trust or fiduciary duty and (2) a material violation by him of any Company policy pertaining to ethics, wrongdoing or conflicts of interest, and, in the case of Mr. Norris, in the event the Company purchases a mortgage company and places someone other than Mr. Norris in charge of the combined mortgage company, then such event shall be deemed a termination without cause.

        The term "change in control" means:

  •
  The acquisition of beneficial ownership by any person of the Company's equity securities representing more than 50% of the voting power of the Company's then outstanding equity securities entitled to vote generally in the election of directors;

  •
  Excluding any acquisition by a Company employee benefit plan or any acquisition described under carve-out to the bullet point below.

  •
  The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company's assets;

  •
  Excluding any transaction in which (1) the beneficial owners of the outstanding voting securities immediately prior to such transaction continue to own a majority of the voting securities, or (2) no individual, entity or group beneficially owns a majority of the combined voting power of such entity, except to the extent such ownership existed prior to the transaction; or

  •
  The approval by the Company's members, stockholders or other required persons (as applicable) of a complete liquidation or dissolution of the Company.

  Ozonian Employment Agreement

        In November 2010, we entered into an employment agreement with Mr. Ozonian. Under the agreement, if Mr. Ozonian's employment was terminated without "cause" or he resigns from employment for "good reason," he would have been entitled to: (1) continued payment of his base salary for a period of one year following his termination (capped at two times the annual compensation limit an employee may take into account under a tax-qualified retirement plan, which amount was $490,000 in 2010); and (2) an "accrued obligations" payment equal to the sum of any earned but unpaid annual bonus from the previous year, any deferred compensation not yet paid, and reasonable and necessary business expenses not yet reimbursed. If Mr. Ozonian's employment was terminated for either of the reasons described above following the occurrence of a change in control, Mr. Ozonian would have been entitled to continued payment of his base salary for two years following his termination (subject to the cap described above) and payment of any accrued obligations.

        The term "cause" under Mr. Ozonian's agreement means: (1) fraud, dishonesty, theft, embezzlement, misconduct injurious to the Company or any of its affiliates, (2) conviction of, or entry of a plea of guilty or nolo contendere to a crime that constitutes a felony or other crime involving moral turpitude, (3) competition with the Company or its affiliates or unauthorized use of trade secrets or confidential information of the Company or its affiliates, (4) violations of Company policies, codes or standards of ethics, (5) material breach of Mr. Ozonian's fiduciary duties owed to the Company,

(6) excessive and unexcused absenteeism (other than due to disability), or (6) gross neglect of the duties assigned to Mr. Ozonian following written notice and an opportunity to cure.

        The term "good reason" under Mr. Ozonian's agreement means: (1) a material diminution of his duties or operational authorities (or a similar diminution of his superior's duties or authorities) that is not inadvertent and remedied by the Company and excluding a change in Mr. Ozonian's superior that occurs as a result of an internal reorganization or change in Company personnel, (2) a reduction in Mr. Ozonian's base salary of greater than 25%, or (3) a relocation of Mr. Ozonian's office more than 30 miles from Orange County, California.

        The term "change in control" under Mr. Ozonian's agreement has the same meaning as set forth in our Stock Plan.

        As discussed in the Compensation Discussion and Analysis, we entered into a Confidential Severance Agreement and Release with Mr. Ozonian pursuant to which his employment with the Company terminated effective March 31, 2011.

  Hanson Agreements

        Mr. Hanson and the Company are parties to a severance agreement. Under the agreement, Mr. Hanson was entitled to six months of continued base salary if his employment was terminated without "cause" and for reasons unrelated to performance (a "qualifying termination") on or before December 31, 2010. Additionally, if Mr. Hanson's employment was terminated prior to December 31, 2010 without cause or if the Company committed a material breach of Mr. Hanson's agreement, any unvested restricted stock units granted to Mr. Hanson in February 2009 and April 2009 that were scheduled to vest during the six-month salary continuation period described above, would immediately vest upon such termination or breach. Under the severance agreement, if Mr. Hanson's employment is terminated without cause and for reasons unrelated to performance after December 31, 2010, he will be eligible for severance pay according to the terms of any applicable Company severance policies then in effect.

        Under Mr. Hanson's severance agreement, the term "cause" has substantially the same meaning as it does in Mr. Norris's employment agreement (as described above), except it also includes (1) the use of alcohol or illegal drugs that interferes materially with performance of duties and (2) default of any agreement between Mr. Hanson and the Company.

        On March 26, 2010, we promised Mr. Hanson in a change-of-control letter that should a "change of control" occur, Mr. Hanson would immediately become fully vested in all his outstanding Company equity awards. The change-of-control letter defines a "change of control" as occurring when:

  •
  Any person or entity who is not a controlling shareholder as of March 26, 2010 becomes a beneficial owner of Company securities representing 50% or more of the total voting power of all the Company's then outstanding voting securities;

  •
  A merger or consolidation of the Company in which the Company voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or

  •
  A sale of all or substantially all of the Company's assets of or the Company's liquidation or dissolution.

        In addition, Mr. Hanson's change-of-control letter provides that if there is a change of control and during the 12-month period following the change of control, Mr. Hanson resigns for "good reason" or his employment is terminated without "cause" and for reasons unrelated to his performance, he will receive a severance payment equal to two years of base salary. This severance payment replaces any payment Mr. Hanson would be entitled to receive under any other severance plan or arrangement then in effect.

        Mr. Hanson's change-of-control letter defines "cause" as gross negligence in carrying out his duties for the Company or any breach of his fiduciary duties, his conviction of, or plea of guilty or no contest to any felony, any act of fraud or embezzlement, a material violation of a Company policy, any unauthorized use or disclosure of confidential information or Company trade secrets, or his failure to cooperate in any Company investigation.

        "Good reason" is defined under Mr. Hanson's change-of-control letter as the occurrence of one of the following events without Mr. Hanson's written consent: (1) a material adverse change in title, duties, operational authorities or reporting responsibilities from those in effect immediately prior the change of control, excluding isolated and inadvertent actions not taken in bad faith and that are promptly remedied by the Company and also excluding a change in Mr. Hanson's reporting officer to due internal restructurings, (ii) a material reduction in Mr. Hanson's base salary, or (iii) a relocation of Mr. Hanson's principal place of business more than 50 miles from his current office.

  Hayek Severance Agreement

        Mr. Hayek and the Company are parties to a severance agreement under which Mr. Hayek is entitled to a severance benefits if his employment is terminated by the Company other than for cause or for performance that does not meet Company standards. In such an event, Mr. Hayek is entitled to continued payment of his then current base salary for six months. However, if Mr. Hayek would be entitled to a greater amount of severance pay under the Company's general severance plan, as in effect on the date of his termination of employment, he will instead be paid a severance benefit under that plan and not the six-months of salary continuation payments under the severance agreement. As of December 31, 2010, Mr. Hayek is entitled to a severance benefit of six months of pay.

        In addition, the Company promised in a change-of-control letter to Mr. Hayek that if there is a change of control and during the 12-month period following the change of control, Mr. Hayek resigns for "good reason" or his employment is terminated without "cause" and for reasons unrelated to his performance, he will receive a severance payment equal to six months of continued base salary. This severance payment replaces any payment Mr. Hayek would be entitled to receive under any other severance plan or arrangement then in effect. The terms cause, good reason and change of control are defined substantially similar to Mr. Hanson's change-of-control letter.

  Packey Severance Agreement

        On May 10, 2010, the Company and Mr. Packey entered into a Confidential Severance Agreement and Release (the "Severance Agreement") pursuant to which Mr. Packey resigned from his position as the Company's Senior Vice President and Chief Financial Officer. Mr. Packey's resignation was effective May 28, 2010 and pursuant to the Severance Agreement he received severance payments of $68,541.75. In addition, the Company paid Mr. Packey $21,007.23 for certain unused paid time off hours he accrued in 2009 and 2010.

  Acceleration of Equity Awards

        The stock option awards granted to the named executives in August 2008 provide for accelerated vesting upon termination of employment within two years following a "Change in Control" (1) by the Company other than for "Cause," (2) upon death or "Disability" or (3) upon termination by the participant for "Good Reason." In addition, following a termination under these circumstances the term of such stock options would be extended from 90 days following termination until the earlier of the first anniversary of the change in control and expiration of the option award. In addition, the two-year cliff vesting restricted stock unit awards received by Messrs. Norris and Hanson in 2009 provide for accelerated vesting upon a "change in control" (as defined in the Stock Plan).

        Pursuant to the individual agreements between the Company and the named executives described above, Messrs. Lebda, Norris, Hanson and Hayek will become fully vested in all outstanding Company equity awards upon a "change in control" (as defined by their respective agreements). Certain other equity awards granted to Mr. Lebda will also fully vest upon a "qualifying termination" of his employment, as described in greater detail above.

        Certain restricted stock unit awards received by the named executives in connection with the Company's spin-off from IAC upon conversion of IAC restricted stock unit awards ("Spinco Awards"), would, upon termination without "cause" (as defined in the applicable employment agreement), vest pro rata based on the number of full years of completed service from the grant date; provided, notwithstanding such accelerated vesting, share delivery at settlement would not occur until the original cliff-vesting date.

        Our Stock Plan and the stock plans governing the Spinco Awards provide for accelerated vesting of Company restricted stock unit awards and Spinco Awards received by our named executives in connection with the spin-off upon conversion of outstanding IAC restricted stock unit awards upon termination of employment by the Company other than for "cause" or "disability" or upon termination by the executive for "good reason" within two years following a "change in control."

        Under the Stock Plan and the stock plans governing the Spinco Awards, "change in control" is defined as:

  •
  The acquisition by any individual, entity or group, other than the Company, of beneficial ownership of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors; or

  •
  Individuals who constitute the Board cease for any reason to constitute at least a majority of the Board; or

  •
  Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the purchase of assets or stock of another entity, or other similar corporate transaction, in each case, unless immediately following such transaction, (1) more than 50% of the resulting voting power is retained by the Company's stockholders, and (2) at least a majority of the members of the board of directors of the entity resulting from such transaction were incumbent directors at the time of the initial agreement, or action of the Board, providing for such transaction; or

  •
  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        The Stock Plan provides that the terms "cause," "disability" and "good reason" as applied to any of our named executives would have the meanings set forth in such named executive's employment agreement.

  Conditions to Receipt of Severance and Change in Control Benefits

        Under each named executive's various agreements, our obligations to provide the executive with the severance or change in control benefits described above are contingent on:

  •
  The executive's delivering a signed waiver and release of all claims he may have against the Company and his not revoking such release;

  •
  The executive's compliance with certain covenants with respect to confidential information and invention assignment; and

  •
  The executive's compliance with applicable non-competition and non-solicitation covenants during a restricted period. In the case of Mr. Lebda, the restricted period generally lasts for 24 months other than instances of a qualifying termination following a change in control, in which case, it is reduced to 12 months for activities unrelated to the online lending business. Messrs. Norris and Hanson are generally restricted for 12 months following their termination of employment. Under Mr. Packey's severance agreement, the restricted period continued for 9 months following his termination date. Upon a "change in control", Mr. Hayek is restricted for a period of 12 months.

  No Tax Gross-Ups

        None of our named executives would be entitled to any tax gross-up or similar payments in connection with termination of employment or the occurrence of a change in control.

 Estimated Post-Employment Compensation and Benefits

        The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our named executives would have been entitled upon termination of employment or change in control assuming that the relevant event occurred on December 31, 2010.

Name and Benefit	Termination without cause ($)	Resignation for good reason or following Company's material breach ($)	Death or Disability ($)	Change in Control ($)	Voluntary resignation within 90 days following Change in Control ($)	Qualifying Termination within 1 Year following Change in Control ($)(6)
Douglas Lebda
Cash Severance(1)	1,650,000	1,650,000	—	—	—	1,650,000
Restricted Stock(2)	3,898,125	3,898,125	—	3,898,125	—	3,898,125
Preferred Stock(3)	1,061,828	1,061,828	—	1,061,828	—	1,061,828
Stock Options (4)	5,574,083	5,574,083	—	5,574,083	—	5,574,083
Lump Sum Cash(5)	—	—	45,833	—	—	—
Total estimated value	12,184,036	12,184,036	45,833	10,534,036	—	12,184,036
David Norris
Cash Severance(1)	700,000	700,000	—	—	700,000	700,000
Restricted Stock Units(2)	531,563	531,563	—	531,563	—	531,563
Stock Options(4)	141,750	141,750	—	—	—	141,750
Lump Sum Cash(5)	—	—	58,333	—	—	—
Total estimated value	1,373,313	1,373,313	58,333	531,563	700,000	1,373,313
Greg Hanson
Cash Severance(1)	100,000	100,000	—	—	—	100,000
Restricted Stock Units(2)	—	—	—	418,512	—	—
Stock Options(4)	—	—	—	18,900	—	—
Total estimated value	100,000	100,000	—	437,412	—	100,000
Christopher Hayek
Cash Severance(1)	90,000	90,000	—	—	—	—
Restricted Stock Units(2)	164,903	164,903	—	164,903	—	—
Stock Options(4)	19,609	19,609	—	19,609	—	19,609
Total estimated value	274,511	274,511	—	184,511	—	19,609
Steven Ozonian
Cash Severance(1)	300,000	300,000	—	—	—	600,000
Restricted Stock Units(2)	236,250	236,250	—	236,250	—	236,250
Total estimated value	536,250	536,250	—	236,250	—	836,250

(1)
Reflects cash severance payments during applicable severance period assuming that no compensation from other employment is earned during the severance period. Payments actually received would be reduced by the amount of any such compensation.

(2)
Represents the value of unvested shares of restricted stock or restricted stock units held on December 31, 2010 accelerated in connection with termination or change in control, based upon the closing market price of the underlying shares of common stock on such date.

(3)
Represents the value of accelerated vesting of the 1,666.67 unvested shares of Mr. Lebda's preferred stock in LendingTree Holdings Corp.

(4)
Represents the value of unvested options held on December 31, 2010 accelerated in connection with termination, based upon the closing market price of the underlying shares of common stock on such date ($9.45).

(5)
Represents one month base salary and one month accrued bonus that would be paid within 30 days following death or disability.

(6)
This column reflects potential payments that would be due in connection with a termination without "cause" or resignation for "good reason" (as such terms are defined in the named executive's employment agreement) or upon the Company's material breach of the named executive's employment agreement, as applicable, within one year following a change in control.

 Compensation Policies and Practices as They Relate to Risk Management

        We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, management consulted with various persons, including senior human resources and risk management officers, internal and external legal counsel, internal auditors, and the compensation consultant retained by the Compensation Committee. Management's assessment was discussed with the Compensation Committee, and the conclusions were discussed with the Board of Directors as a whole.

        In connection with its review, management and the Compensation Committee considered any risks that could be associated with our compensation policies and practices, including a review of our compensation structure for executive officers and all other employees, the mix of cash and equity payouts, the balance of incentive compensation to encourage both short-term performance and long-term value creation, the combination of performance and time vesting requirements used by our incentive plans, discussion of any potential means by which employees could take material risks that could result in higher compensation, discussion of processes in force that would mitigate any material risks and analysis of possible effects on the Company of any unmitigated risks as a whole. Overall, it was determined that our compensation programs are designed to incentivize employees without encouraging excessive risk taking. We reached this conclusion after considering a number of features of our compensation structure that are designed to mitigate risk, such as:

  •
  We use a balance of fixed and variable compensation in the form of cash and equity, which is designed to provide both short and long-term focus.

  •
  The overall compensation of our named executive officers is not overly-weighted towards the achievement of performance criteria in a particular fiscal year and an appropriate portion of compensation is awarded in the form of equity awards that vest over a multi-year period, subject to continued service by the recipient. This further aligns the interests of the named executive officers to long-term shareholder value and helps retain management.

  •
  Payouts under our annual bonus programs and other long-term incentive programs are based on performance criteria that the Compensation Committee believes to be challenging yet reasonable and attainable without excessive risk-taking.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes information, as of December 31, 2010, regarding our equity compensation plans pursuant to which grants of stock options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders
2008 Stock and Annual Incentive Plan	2,232,257	$8.31	704,681
Equity compensation plans not approved by security holders
None	—		—

Total	2,232,257		704,681

 DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    Each non-employee member of the Board receives an annual cash retainer in the amount of $40,000. Each member of the Audit and Compensation Committees receives an additional annual retainer in the amount of $10,000, except the chair of the Audit Committee receives an additional annual retainer in the amount of $15,000.

        Upon his or her initial election to the Board, each non-employee director receives a grant of restricted stock units with a dollar value of up to $50,000, with the actual amount of the grant being pro-rated based upon the amount of time from such appointment to the date of the Company's next annual meeting of stockholders. In addition, each non-employee director receives a grant of restricted stock units with a dollar value of $50,000 upon his or her re-election on the date of the Company's annual meeting of stockholders. The terms of these restricted stock units provide for (1) vesting in two equal annual installments commencing on the first anniversary of the grant date, (2) cancellation and forfeiture of unvested units in their entirety upon termination of service with the Board and (3) full acceleration of vesting upon a change in control of the Company. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at the Company's Board and committee meetings.

        The Nominating Committee has primary responsibility for recommending non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our stock to further align directors' interests with those of our stockholders. When considering non-employee director compensation arrangements, management provides the Nominating Committee with information regarding various types of non-employee director compensation arrangements and practices of select peer companies.

        Deferred Compensation Plan for Non-Employee Directors.    Under our Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board Committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of common stock that could have been purchased on the relevant date or credited to a cash fund. If any dividends are paid on common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the Board, he or she will receive (1) with respect to share units, such number of shares of our common stock as the share units represent and (2) with respect to the cash fund, a cash payment in an amount equal to deferred amounts plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

 2010 Non-Employee Director Compensation

        The following table provides information on the compensation of our non-employee directors in the year ended December 31, 2010. Specifically, the table provides the amount of (1) cash fees earned by non-employee directors for services performed during 2010 and (2) the grant date fair value of stock awards granted in 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Peter Horan	45,753	50,000	95,753
W. Mac Lackey	67,500	50,000	117,500
Joseph Levin	44,247	50,000	94,247
Patrick McCrory	52,500	50,000	102,500
Lance Melber	50,000	50,000	100,000
Steven Ozonian(2)	41,667	235,000	276,667

(1)
The amounts shown in this column indicate the grant date fair value for restricted stock unit awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)
Mr. Ozonian resigned from the Board of Directors in November 2010. See the 2010 Summary Compensation Table above for details regarding Mr. Ozonian's compensation earned as an executive officer. The stock awards were forfeited upon the termination of Mr. Ozonian's employment as an executive officer on March 31, 2011.

        The table below provides the number of restricted stock units awarded during the year ended December 31, 2010 and the number of restricted stock units held by each director as of December 31, 2010.

Name	Number of RSUs Awarded in 2010 (#)(1)	Aggregate Number of RSUs Outstanding at Fiscal Year End (#)
Peter Horan	5,394	9,749
W. Mac Lackey	5,394	34,749
Joseph Levin	5,394	11,228
Patrick McCrory	5,394	9,749
Lance Melber	5,394	9,749
Steven Ozonian(2)	5,394	9,749

(1)
RSUs vest in two equal annual installments beginning on April 28, 2011.

(2)
Includes 25,000 RSUs Mr. Ozonian was awarded following his resignation from the Board of Directors in November 2010 and subsequent hiring as an executive officer of the Company. See the 2010 Summary Compensation Table above for details regarding Mr. Ozonian's compensation earned as an executive officer. The RSUs were forfeited upon the termination of Mr. Ozonian's employment on March 31, 2011.

 OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information, as of April 1, 2011, relating to the beneficial ownership of our shares of common stock by (1) each person known by us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each current director and director nominee, (3) each of the named executives (4) all executive officers and directors as a group.

        Unless otherwise indicated, beneficial owners listed in the following table may be contacted at our corporate headquarters located at 11115 Rushmore Drive, Charlotte, North Carolina 28277. For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest, within 60 days of April 1, 2011, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Greg Hanson	22,556	(1)	*
Peter Horan	29,564		*
W. Mac Lackey	30,713		*
Douglas Lebda	2,198,100	(2)	20.0%
Joseph Levin	18,417		*
Patrick McCrory	14,366		*
Lance Melber	18,146		*
David Norris	22,500	(3)	*
Steven Ozonian	11,094		*
Christopher Hayek	4,586	(4)	*
Matthew Packey	23,674	(5)	*
All directors and executive officers as a group (11 persons)	2,383,716		21.7%
Liberty Media Corporation	2,773,987	(6)	25.2%
Second Curve Capital, LLC	736,675	(7)	6.7%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Includes 3,000 shares subject to options.

(2)
Includes 3,098 shares subject to options and 45,374 shares held by a family trust.

(3)
All shares subject to options.

(4)
Includes 3,112 shares subject to options.

(5)
Information based on a Form 4 filed with the SEC by Mr. Packey on March 1, 2010. Mr. Packey informed the Company that he had sold 5,000 shares in two separate transactions following the termination of his employment with the Company.

(6)
Information based on a Schedule 13D filed with the SEC by Liberty Media Corporation ("Liberty Media") on August 29, 2008. The address of Liberty Media is 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media is a publicly held corporation. According to Liberty Media's Schedule 14A filed with the SEC on April 24, 2008, Liberty Media's chairman, John C. Malone, controls 33% of the voting power of Liberty Media.

(7)
Information is based on a Schedule 13G filed with the SEC by Second Curve Capital, LLC and Thomas K. Brown, the Managing Member of Second Curve Capital, LLC on January 10, 2011. The address of Second Curve Capital, LLC and Thomas K. Brown is 237 Park Avenue, 9th Floor, New York, New York 10017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Liberty Media Corporation

        In May 2008, IAC entered into a "Spinco Agreement" with Liberty Media Corporation ("Liberty") and affiliates of Liberty that held shares of IAC stock (together with Liberty, the "Liberty Parties"), among others. At the time of the spin-off, we assumed from IAC all of those rights and obligations under the Spinco Agreement providing for post-spin-off governance arrangements related to our businesses.

        As of December 31, 2010, Liberty beneficially owned 2,773,987 shares of our common stock representing approximately 25% of our outstanding common stock. The following summary describes the material terms of our governance arrangements and related matters and is qualified by reference to the full Spinco Agreement, which was filed as an exhibit to our Form S-1 registration statement with the SEC. The Spinco Agreement also required us to enter into a registration rights agreement with the Liberty Parties at the time of the spin-off, as described below.

  Spinco Agreement

  Representation of Liberty on our Board of Directors

        The Spinco Agreement generally provides that so long as Liberty beneficially owns securities representing at least 20% of the total voting power of our equity securities, Liberty has the right to nominate up to 20% of the directors serving on our Board (rounded up to the nearest whole number). Any director nominated by Liberty must be reasonably acceptable to a majority of the directors on our Board who were not nominated by Liberty. All but one of Liberty's nominees serving on our Board of Directors must qualify as "independent" under the NASDAQ Stock Market rules. In addition, the Nominating Committee may include only "Qualified Directors," namely directors other than any who were nominated by Liberty, are our officers or employees or were not nominated by the Nominating Committee in their initial election to the Board and for whose election any Liberty Party voted shares. To date, Liberty has not exercised its right to nominate any directors to serve on our Board.

        The Liberty Parties had agreed, until the second anniversary of the spin-off in August 2010, to vote all of our equity securities beneficially owned by them in favor of the election of the full slate of director nominees recommended to our stockholders by the Board so long as the slate included the director-candidates that Liberty has the right to nominate. The agreement to vote such equity securities in favor of election of the Company's slate of director nominees is no longer in effect.

  Acquisition Restrictions

        The Liberty Parties have agreed in the Spinco Agreement not to acquire beneficial ownership of any of our equity securities (with specified exceptions) unless:

  •
  the acquisition was approved by a majority of the Qualified Directors;

  •
  the acquisition is permitted under the provisions described in "Competing Offers" below; or

  •
  after giving effect to the acquisition, Liberty's ownership percentage of our equity securities, based on voting power, would not exceed the Applicable Percentage.

        The "Applicable Percentage" initially is Liberty's ownership percentage upon the spin-off, based on voting power (approximately 30%), plus 5%, but in no event more than 35%. Following the spin-off, the Applicable Percentage with respect to us will be reduced for specified transfers of our equity securities by the Liberty Parties. Notwithstanding the foregoing, during the first two years following the spin-off, acquisitions by the Liberty Parties were further limited to specified extraordinary transactions.

  Standstill Restrictions

        Until the second anniversary of the spin-off in August 2010, unless a majority of the Qualified Directors consent or to the extent permitted by the provisions described under "Acquisition Restrictions" or "Competing Offers" or in certain other limited circumstances, no Liberty Party was permitted to:

  •
  offer to acquire beneficial ownership of any of our equity securities;

  •
  initiate or propose any stockholder proposal or seek or propose to influence, advise, change or control our management, Board of Directors, governing instruments or policies or affairs;

  •
  offer, seek or propose, collaborate on or encourage any merger or other extraordinary transaction;

  •
  subject any of our equity securities to a voting agreement;

  •
  make a request to amend any of the provisions described under "Acquisition Restrictions", "Standstill Restrictions" or "Competing Offers";

  •
  make any public disclosure, or take any action which could reasonably be expected to require us to make any public disclosure, with respect to any of the provisions described under "Standstill Restrictions"; or

  •
  enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the provisions described under "Standstill Restrictions".

        No such standstill restrictions are currently in effect.

  Transfer Restrictions

        Unless a majority of the Qualified Directors consent, the Spinco Agreement prohibits transfers by the Liberty Parties of any of our equity securities to any person except for certain transfers, including:

  •
  transfers under Rule 144 under the Securities Act (or, if Rule 144 is not applicable, in "broker transactions");

  •
  transfers pursuant to a third party tender or exchange offer or in connection with any merger or other business combination, which merger or business combination has been approved by us;

  •
  transfers in a public offering in a manner designed to result in a wide distribution, provided that no such transfer is made, to the knowledge of the Liberty Parties, to any person whose ownership percentage (based on voting power) of our equity securities, giving effect to the transfer, would exceed 15%;

  •
  a transfer of all of our equity securities beneficially owned by the Liberty Parties and their affiliates in a single transaction if the transferee's ownership percentage (based on voting power), after giving effect to the transfer, would not exceed the Applicable Percentage and only if the transferee assumes all of the rights and obligations (subject to limited exceptions) of the Liberty Parties under the Spinco Agreement;

  •
  specified transfers in connection with changes in the beneficial ownership of the ultimate parent company of a Liberty Party or a distribution of the equity interests of a Liberty Party or certain similar events; and

  •
  specified transfers relating to certain hedging transactions or stock lending transactions, subject to specified restrictions.

  Competing Offers

        During the period when Liberty continues to have the right to nominate directors to our Board, if the Board determines to pursue certain types of transactions on a negotiated basis (either through an "auction" or with a single bidder), Liberty is granted certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that we are negotiating with a single bidder, the Board must consider any offer for a transaction made in good faith by Liberty but is not obligated to accept any such offer or to enter into negotiations with Liberty.

        If a third party (x) commences a tender or exchange offer for at least 35% of our capital stock other than pursuant to an agreement with us or (y) publicly discloses that its ownership percentage (based on voting power) exceeds 20% and the Board fails to take certain actions to block such third party from acquiring an ownership percentage (based on voting power) exceeding the Applicable Percentage, the Liberty Parties generally will be relieved of the obligations described under "Standstill Restrictions" and "Acquisition Restrictions" above to the extent reasonably necessary to permit Liberty to commence and consummate a competing offer. If Liberty's ownership percentage (based on voting power) as a result of the consummation of a competing offer in response to a tender or exchange offer described in (x) above exceeds 50%, any consent or approval requirements of the Qualified Directors in the Spinco Agreement will be terminated, and, following the later of the second anniversary of the applicable spin-off and the date that Liberty's ownership percentage (based on voting power) exceeds 50%, the obligations described under "Acquisition Restrictions" will be terminated.

  Other

        Amendments to the Spinco Agreement and determinations required to be made thereunder (including approval of transactions between a Liberty Party and us that would be reportable under the proxy rules) will require the approval of the Qualified Directors.

  Registration Rights Agreement

        Under a registration rights agreement, the Liberty Parties and their permitted transferees (the "Holders") are entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of our common stock received by the Liberty Parties as a result of the spin-off and other shares of our common stock acquired by the Liberty Parties consistent with the Spinco Agreement (collectively, the "Registrable Shares"). The Holders will be permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares.

        We are obligated to indemnify the Holders, and each selling Holder will be obligated to indemnify us, against specified liabilities in connection with misstatements or omissions in any registration statement.

Lebda Share Exchange Agreement

        On August 30, 2010, we entered into and consummated a Share Exchange Agreement (the "Share Exchange Agreement") with Douglas R. Lebda, our Chairman and Chief Executive Officer. Pursuant to the Share Exchange Agreement, Mr. Lebda exchanged 2,902.33 shares of Series A Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of our wholly-owned subsidiary, LendingTree Holdings Corp, owned by him, together with $1,055,932 in accrued and unpaid dividends in respect of the Preferred Shares, for a total of 534,900 newly-issued shares of our common stock. The Preferred Shares have a liquidation preference of $1,000 per share and cumulative cash dividends accrue on the Preferred Shares at the rate of 12% of the liquidation preference per share per year and unpaid dividends compound at a rate per annum equal to the dividend rate. The value of the common stock issued to Mr. Lebda pursuant to the Share Exchange Agreement was $3,958,260 and was determined based on the closing price of our common stock on the Nasdaq Global Market on the trading day preceding the closing of the share exchange.

RELATED PERSONS TRANSACTION POLICY

        The Board has adopted a written policy setting forth the procedures and standards we apply to reviewing and approving related person transactions. The policy covers any transaction, arrangement or relationship in which we are or will be a participant, the amount involved exceeds $120,000 and in which any Related Person (as defined therein) had, has or will have a direct or indirect interest other than (a) employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment if such compensation was approved, or recommended to the Board for approval, by the Compensation Committee; (b) compensation for serving as a director; (c) payments arising solely from the ownership of our equity securities in which all holders of that class of equity securities received the same benefit on a pro rata basis; or (d) such other exclusions as may be permitted pursuant to applicable rules and regulations of the SEC or any stock exchange upon which our common stock may then be listed. Under the policy, "Related Person" means: (1) any of our directors, director nominees or executive officers; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of, and/or any other person (other than a tenant or employee) sharing the household of, any person named in (2) or (3) above; (4) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above serves as an employee, executive officer, partner or principal (or other similar position); and (5) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above has a 5% or greater beneficial ownership interest.

        Under the policy, all Related Person transactions must be reviewed by either the Audit Committee or another independent body of the Company's Board of Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

        Our code of business conduct and ethics, which applies to all employees, including all executive officers and senior financial officers and directors, is posted on our website at
 http://investor-relations.tree.com/governance.cfm. The code of conduct and ethics complies with Item 406 of SEC Regulation S-K and the rules of The NASDAQ Stock Market. Any changes to the code of conduct and ethics that affect the provisions required by Item 406 of Regulation S-K, and any waivers of the code of conduct and ethics for our executive officers, directors or senior financial officers, will also be disclosed on our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of our company. Executive officers, directors and such greater than 10% stockholders are required to furnish to us copies of all such reports they file. Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for such persons, we believe that, during fiscal year 2010, all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with on a timely basis, except for one late Form 4 by each of W. Mac Lackey, director, and David Norris, President of LendingTree Loans.

 ANNUAL REPORTS

        Upon written request to our Corporate Secretary at 11115 Rushmore Drive, Charlotte, North Carolina 28277, we will provide without charge to each person solicited an additional copy of our 2010 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at http://investor-relations.tree.com/sec.cfm. We will furnish requesting stockholders with any exhibit not contained in our 2010 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS
FOR PRESENTATION AT OUR 2012 ANNUAL MEETING

        Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2012 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than December 30, 2011, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2012 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary no earlier than March 10, 2012 and no later than April 9, 2012. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the form of proxy will vote the shares they represent in their discretion.

Charlotte, North Carolina
April 28, 2011

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM Eastern Time on June 7, 2011. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/tree Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Tree.com, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 94715 94732 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. OR THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND FOR A FREQUENCY OF “THREE YEARS” ON PROPOSAL 3. 1. ELECTION OF DIRECTORS Nominees: 01 Peter Horan 02 W. Mac Lackey 03 Douglas Lebda 04 Joseph Levin 05 Patrick McCrory 06 Lance Melber 07 Steven Ozonian (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions_________________________________________________________________ FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2011 fiscal year. 2. Approval of the advisory (non-binding) resolution relating to executive compensation. 3. Advisory (non-binding) vote regarding frequency of executive compensation stockholder vote. The Board of Directors recommends a vote for Stockholder approval every 3 years. 2 years 1 year Abstain 3 years FOLD AND DETACH HERE FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed to the left *EXCEPTIONS 5. Transaction of such other business as may properly come before the meeting and any related adjournments or postponements.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/tree PROXY TREE.COM, INC. Annual Meeting of Stockholders – June 8, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Erin Eklund and James Ipock, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tree.com, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 8, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1, “FOR” Proposals 2 and 4 and for a frequency of “THREE” years in Proposal 3. (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 94715 94732 You can now access your Tree.com, Inc. account online. Access your Tree.com, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Tree.com, Inc., now makes it easy and convenient to get current information on your stockholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163